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As filed pursuant to Rule 424(b)(3)
under the Securities Act of 1933
Registration No. 333-123324

Prospectus Supplement
(To Prospectus dated April 7, 2005)

$1,500,000,000

OCCIDENTAL PETROLEUM CORPORATION
Medium-Term Senior Notes, Series D
Medium-Term Subordinated Notes, Series A
due Nine Months or More from Date of Issue

•
We will offer notes from time to time and specify the terms and conditions of each issue of notes in a pricing supplement.

•
The notes will be senior or subordinated unsecured debt securities of Occidental.

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The notes will have stated maturities of nine months or more from the date they are originally issued.

•
We will pay amounts due on the notes in U.S. dollars or any other consideration described in the applicable pricing supplement.

•
The notes will be issued in minimum denominations of $1,000, increased in multiples of $1,000, or other denominations specified in the applicable pricing supplement.

•
The notes may bear interest at fixed or floating rates or may not bear any interest. If the notes bear interest at a floating rate, the floating rate may be based on one or more indices or formulas plus or minus a fixed amount or multiplied by a factor.

•
We will specify whether the notes can be redeemed or repaid before their maturity and whether they are subject to mandatory redemption, redemption at our option or repayment at the option of the holder of the notes.

INVESTING IN THE NOTES INVOLVES CERTAIN RISKS.
SEE "RISK FACTORS" ON PAGE S-3.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Agents' Discounts and Commissions(1)	Proceeds, Before Expenses, to Occidental
Per Note	100%	0.125%-0.750%	99.875%-99.25%
Total(2)	$1,500,000,000	$1,875,000-$11,250,000	$1,498,125,000-$1,488,750,000

(1)
Or as agreed.

(2)
Or the equivalent in one or more foreign or composite currencies or currency units.

        We may sell notes to the agents referred to below as principal for resale at varying or fixed offering prices or through the agents as agents using their reasonable best efforts on our behalf. We may also sell notes without the assistance of the agents, whether acting as principal or as agent.

        If we sell other securities referred to in the accompanying prospectus, the amount of notes that we may offer and sell under this prospectus supplement will be reduced.

Banc of America Securities LLC

                           Citigroup

Credit Suisse First Boston

                                                                                               JPMorgan

Morgan Stanley

The date of this prospectus supplement is April 21, 2005.

        References in this prospectus supplement to "Occidental", "we", "us" and "our" are to Occidental Petroleum Corporation and not to any of our subsidiaries or any agents.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate only as of the date of this prospectus supplement, the date of the accompanying prospectus and the date of the applicable pricing supplement. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT;
PRICING SUPPLEMENTS

        We may use this prospectus supplement, together with the accompanying prospectus and a pricing supplement, to offer from time to time our Medium-Term Senior Notes, Series D or our Medium-Term Subordinated Notes, Series A. The total initial public offering price of notes that may be offered by this prospectus supplement is $1,500,000,000 (or the equivalent in foreign currencies). If we or Oxy Capital Trust II or Oxy Capital Trust III sell other securities referred to in the accompanying prospectus, that amount will be reduced.

        This prospectus supplement sets forth certain terms of the notes that we may offer. It supplements the description of the senior debt securities and subordinated debt securities contained in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will apply and will supersede the information in the prospectus.

        Each time we issue notes we will deliver a pricing supplement with this prospectus supplement. The pricing supplement will contain the specific description of the notes being offered and the terms of the offering. The pricing supplement may also add, update or change information in this prospectus supplement and the accompanying prospectus. Any information in the pricing supplement, including any changes in the method of calculating interest on any note, that is inconsistent with this prospectus supplement or the accompanying prospectus will apply and will supersede the information in this prospectus supplement or in the accompanying prospectus.

        It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement in making your investment decision. You should also read and consider the information in the documents we have referred you to in "Where You Can Find More Information" on page 4 of the accompanying prospectus.

RISK FACTORS

        Your investment in the notes involves certain risks. In consultation with your financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the notes is suitable for you. The notes are not an appropriate investment for you if you are unsophisticated with respect to the significant components of the notes or financial matters generally.

Principal and Interest Payments on Notes Indexed to Interest Rate, Currency or Other Indices or Formulas May Vary Substantially

        If you invest in notes indexed to one or more interest rate, currency or other indices or formulas, there will be significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include, but are not limited to, the possibility of:

  •
  significant changes in the prices of the assets underlying the index, and

  •
  significant changes in economic or other measures making up the relevant index.

        These changes would result in fluctuation of the indices or formulas and a possibility that you will receive a lower or no amount of principal, premium or interest and at different times than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in that index or formula will be magnified accordingly. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. In considering whether to purchase indexed notes, you should be aware that the calculation of amounts payable on indexed notes may involve reference to prices that are published solely by third parties or entities which are not regulated by the laws of the United States. In addition, such third parties or entities typically reserve the right to alter the composition of the index and the manner in which the value of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed note that is linked to the index.

        An index may become unavailable due to events such as war, natural disasters, cessation of publication of the index or a suspension of, or disruption in, trading in the currency or currencies or other financial instrument or instruments comprising or underlying the index. If an index becomes unavailable, we may delay determining the amount payable on an indexed note or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a note linked to an index of this kind, the value of the note, or the rate of return on it, may be lower than it otherwise would be.

        Indexed notes may be linked to indices that are not commonly used or have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed note of this kind. In addition, trading in these indices or their underlying rates, currencies or other financial instruments may be limited, which could increase the volatility of these indices and decrease the value of or return on the related indexed notes.

        The risk of loss from linking principal or interest on indexed notes to an index may be substantial. You should consult your financial and legal advisers as to the risks of an investment in indexed notes.

        An investment in an indexed note, on which all or a part of any payment due is based on a currency other than U.S. dollars, has significant risks that are not associated with a similar investment in non-indexed notes. These risks include, but are not limited to, the possibility of:

  •
  significant market changes in rates of exchange between U.S. dollars and the specified currency,

  •
  significant changes in rates of exchange between U.S. dollars and the specified currency resulting from official redenomination relating to the specified currency, and

  •
  the imposition or modification of foreign exchange controls by either the United States or foreign governments.

In addition, depreciation of the specified currency against U.S. dollars would result in a decrease in the effective yield of a foreign currency note indexed to the specified currency below its coupon rate and may result in a substantial loss to you on a U.S. dollar basis.

We May Engage in Hedging Activities That Could Adversely Affect the Value of an Indexed Note

        In order to hedge an exposure on a particular indexed note, we may enter into transactions involving the rates, currencies or other financial instruments that underlie the index for that note, or derivative instruments, such as options, on those rates, currencies or other financial instruments. Transactions of this kind could affect the value of the indexed note in a manner adverse to you, as investor.

You Have No Right to Any of Our Hedging Profits

        We may engage in activities to hedge our exposure under an indexed note. We may have profits or losses from these hedging activities. It is possible that we could achieve substantial profits from our hedging transactions while the value of the indexed note may decline. As a holder of an indexed note, you will have no right to any of this profit.

Information About Indices May Not Be Indicative of Future Performance

        If we issue an indexed note, we may include historical information about the relevant index in the applicable pricing supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends or fluctuations in, the relevant index that may occur in the future.

The Unavailability of Currencies May Result in a Substantial Loss to You as a Result of Currency Fluctuations

        Except as set forth below or in the applicable pricing supplement, if payment on a note is required to be made in a specified currency other than U.S. dollars and that currency is:

  •
  unavailable due to the imposition of exchange controls or other circumstances beyond Occidental's control,

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  no longer used by the government of the country issuing that currency, or

  •
  no longer used for the settlement of transactions by public institutions of the international banking community,

        then all payments on that note shall be made in U.S. dollars until that currency is again available or so used. The amounts so payable on any date in that currency shall be converted in U.S. dollars on the basis of the most recently available market exchange rate for that currency or as otherwise indicated in the applicable pricing supplement. Exchange rates can vary substantially from time to time. Any payment on that note made under those circumstances in U.S. dollars will not constitute an event of default under the indenture under which that note was issued.

        The notes will not provide for any adjustment to any amount payable by Occidental under those notes as a result of a change in the value of the specified currency of those notes relative to any other currency due solely to fluctuations in exchange rates or any redenomination of any component currency.

        Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable pricing supplement.

Judgments in a Foreign Currency May Result in a Substantial Loss to You

        The notes will be governed by, and construed in accordance with, the laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in that type of action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. The exchange rate on the date of the entry of the judgment could be more or less favorable than the exchange rate on the date judgment is paid.

Redemption May Adversely Affect Your Return on Your Investment

        If your notes are redeemable at our option or are otherwise subject to mandatory redemption, we may, in the case of optional redemption, or must, in the case of mandatory redemption, redeem your notes. Redemption may occur at times when prevailing interest rates are relatively low. Accordingly, in that event you generally would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes being redeemed.

There May be No Trading Market for Your Notes; Many Factors Affect the Trading Value of Your Notes

        Upon issuance, the notes will not have an established trading market. We cannot assure you that a trading market for your notes will ever develop or be maintained, if developed. Many factors independent of our creditworthiness may affect the trading value of your notes. These factors include:

  •
  the complexity and volatility of the index or formula applicable to the notes,

  •
  the method of calculating the principal, premium and interest in respect of the notes,

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  the time remaining to the maturity of the notes,

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  the outstanding amount of the notes,

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  the redemption features of the notes,

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  the amount of other securities linked to the index or formula applicable to the notes, and

  •
  the level, direction and volatility of market interest rates generally.

        In addition, because some notes may be designed for specific investment objectives or strategies, such notes will have a more limited trading market and experience more price volatility. There may be a limited number of buyers for such notes. This may affect the price you receive for such notes or your ability to sell such notes at all. You should not purchase notes unless you understand, and know you can bear, the related investment risks.

Our Credit Ratings Do Not Reflect All Risks of an Investment in the Notes

        Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of your notes. Our credit ratings, however, do not reflect the potential impact of risks related to structure, market or other factors discussed above on the value of your notes.

DESCRIPTION OF THE NOTES

        We may issue the notes as a series of senior debt securities (the "senior notes") under the Indenture, dated as of April 1, 1998, between Occidental and The Bank of New York, as trustee (the "senior indenture"), or as a series of subordinated debt securities (the "subordinated notes" and, together with the senior notes, the "notes") under the Indenture, dated as of January 20, 1999, between Occidental and The Bank of New York, as trustee (the "subordinated indenture" and, together with the senior indenture, the "indentures").

        The following summary of certain terms of the notes and of each of the indentures is not complete and is qualified in its entirety by reference to the indentures. Copies of the indentures are incorporated by reference to certain of our filings with the SEC as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. The summary supplements and, to the extent it is inconsistent, replaces the description of the senior debt securities, the subordinated debt securities and the indentures in the accompanying prospectus. The senior notes are referred to as "senior debt securities" in the accompanying prospectus and the senior indenture is referred to as the "Senior Indenture". The subordinated notes are referred to as "subordinated debt securities" in the accompanying prospectus and the subordinated indenture is referred to as the "Subordinated Indenture".

        The following description of notes will apply unless otherwise specified in an applicable pricing supplement.

Terms of the Notes

        The senior notes will be unsecured general obligations of Occidental and will rank equally with all other unsecured and unsubordinated indebtedness of Occidental from time to time outstanding. The subordinated notes will be unsecured general obligations of Occidental and will be subordinate and junior to all of Occidental's Senior Indebtedness (as defined in the subordinated indenture) and certain of Occidental's other indebtedness to the extent described in a pricing supplement. Substantially all of our operations are conducted through subsidiaries. As a result, our right to receive assets upon the liquidation or recapitalization of any of our subsidiaries (and your consequent right to participate in those assets) is subject to the claims of that subsidiary's creditors. Even if we are recognized as a creditor of one or more of our subsidiaries, our claims would still be subject to any security interests in the assets of that subsidiary and to any indebtedness or other liabilities of that subsidiary senior to our claims. Accordingly, both the senior notes and subordinated notes are effectively subordinated to all indebtedness and other liabilities, including trade payables, of our subsidiaries. As of December 31, 2004, the total amount of that balance sheet indebtedness and other balance sheet liabilities of our subsidiaries that would have been effectively senior to the notes was approximately $4.1 billion (excluding interest). In addition, our subsidiaries have obligations, including operating leases and other commitments, and obligations in connection with transactions with unconsolidated entities, which, in accordance with generally accepted accounting principles, are not recorded on Occidental's consolidated balance sheets but rather are disclosed in management's discussion and analysis of financial condition and results of operations and the notes to the financial statements. These obligations would also be effectively senior to the notes.

        Occidental may, from time to time, without the consent of the holders of any series of the notes, provide for the issuance of notes, other senior debt securities, other pari passu debt securities, or other subordinated debt securities under the indentures (or otherwise) in addition to the $1,500,000,000 aggregate principal amount of notes offered by this prospectus supplement. The indentures do not limit the amount of notes or other debt securities that may be issued thereunder (or otherwise). The aggregate principal amount of notes which may be offered and sold by this prospectus supplement will be reduced if Occidental or either of the trusts sell other securities under the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

        The notes will be offered on a continuing basis and will mature on a day nine months or more from the date of issue, as selected by the purchaser and agreed to by Occidental. Interest-bearing notes will bear interest at either fixed or floating rates as specified in the applicable pricing supplement. Notes may be issued at significant discounts from their principal amount payable at stated maturity, or on any date before the stated maturity date on which the principal or an installment of principal of a note becomes due and payable, whether by the declaration of acceleration, call for redemption at the option of Occidental, repayment at the option of the holder or otherwise (the stated maturity date or any prior date, as the case may be, is referred to as a "Maturity"). Some notes may not bear interest.

        Unless otherwise indicated in a note and in the applicable pricing supplement, the notes will be denominated in U.S. dollars and Occidental will make payments of principal of, and premium, if any, and interest on, the notes in U.S. dollars.

        Interest rates, interest rate formulae and other variable terms of the notes are subject to change by Occidental from time to time, but no change will affect any note already issued or as to which Occidental has accepted an offer to purchase.

        We will issue each note in fully registered book-entry form or certificated form, in denominations of $1,000 and integral multiples of $1,000, unless otherwise specified in the applicable pricing supplement. Notes in book-entry form may be transferred or exchanged only through a participating member of The Depository Trust Company, also known as DTC, or any other depositary as is identified in an applicable pricing supplement. See "—Book-Entry Notes". Registration of transfer of notes in certificated form will be made at the corporate trust office of the trustee. There will be no service charge for any registration of transfer or exchange of notes, but Occidental may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange, other than exchanges pursuant to the indentures not involving any transfer.

        Occidental will make payments of principal of, and premium and interest, if any, on notes in book-entry form through the trustee to the depositary or its nominee. See "—Book-Entry Notes". Unless otherwise specified in the applicable pricing supplement, a beneficial owner of notes in book-entry form that are denominated in a currency other than U.S. dollars (a "Specified Currency") electing to receive payments of principal or any premium or interest in that Specified Currency must notify the participant of DTC through which its interest is held on or before the applicable regular record date, in the case of a payment of interest, and on or before the sixteenth day, whether or not a Business Day, as defined below, before its stated maturity, in the case of principal or premium, of the beneficial owner's election to receive all or a portion of any payment in a Specified Currency. The participant must notify the depositary of any election on or before the third Business Day after the regular record date. The depositary will notify the paying agent of the election on or before the fifth Business Day after the regular record date. If complete instructions are received by the participant and forwarded to the depositary, and forwarded by the depositary to the paying agent, on or before the relevant dates, the beneficial owner of the notes in book-entry form will receive payments in the Specified Currency.

        In the case of notes in certificated form, Occidental will make payment of principal or premium, if any, at the Maturity of each note in immediately available funds upon presentation of the note and, in the case of any repayment on an optional repayment date, upon submission of a duly completed election form if and as required by the provisions described below, at the corporate trust office of the trustee in the Borough of Manhattan, The City of New York, or at any other place as Occidental may designate. Payment of interest due at Maturity will be made to the person to whom payment of the principal of the note in certificated form will be made. Payment of interest due on notes in certificated form other than at Maturity will be made at the corporate trust office of the trustee or, at the option of Occidental, may be made by check mailed to the address of the person entitled to receive payment as the address shall appear in the security register. Notwithstanding the immediately preceding sentence, a holder of $1,000,000 or more in aggregate principal amount of notes in certificated form, whether having identical or different terms and provisions, having the same interest payment dates will, at the option of Occidental, be entitled to receive interest payments, other than at Maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 days prior to the applicable interest payment date. Any wire instructions received by the trustee shall remain in effect until revoked by the holder.

        "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to foreign currency notes, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency or, if the Specified Currency is euros, the day is also a day on which the Trans-

European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business; provided, further, that, with respect to notes as to which LIBOR is an applicable Interest Rate Basis, the day is also a London Business Day. "London Business Day" means a day on which commercial banks are open for business, including dealings in the LIBOR Currency (as defined below) in London.

        "Principal Financial Center" means, unless otherwise specified in the applicable pricing supplement,

  (1)
  the capital city of the country issuing the Specified Currency, or

  (2)
  the capital city of the country to which the LIBOR Currency relates,

        except, in each case, that with respect to U.S. dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs the "Principal Financial Center" will be The City of New York, Sydney, Toronto, Johannesburg, Zurich, London (solely in the case of the LIBOR Currency) and Melbourne (solely in the case of the Specified Currency), respectively.

Differing Terms

        Occidental may offer notes with differing interest rates depending upon, among other things, the aggregate principal amount of notes purchased in any transaction. Occidental may concurrently offer notes with similar variable terms but different interest rates at any time. Occidental may also concurrently offer notes having different variable terms to the same or different investors.

Redemption at the Option of Occidental

        Unless otherwise specified in the applicable pricing supplement, the notes will not be subject to any sinking fund. Occidental may redeem the notes, in whole or in part, at its option prior to their stated maturity only if an initial redemption date is specified in the applicable notes and the related pricing supplement. If so indicated in the applicable pricing supplement, Occidental may redeem the related notes at its option on any date on and after the initial redemption date specified in the pricing supplement. On and after the initial redemption date, if any, Occidental may redeem the related notes at any time in whole or from time to time in part at its option at a redemption price described below together with interest on the principal of the applicable notes payable to the redemption date. Unless otherwise specified in the applicable pricing supplement, notice of any redemption shall be not more than 60 nor less than 30 calendar days before the redemption date. Unless otherwise specified in the applicable pricing supplement, Occidental will redeem the notes in increments of $1,000, provided that any remaining principal amount will be an authorized denomination of the applicable note. Unless otherwise specified in the applicable pricing supplement, the redemption price of a note will initially mean a percentage, the "initial redemption percentage", of the principal amount of the note to be redeemed specified in the applicable pricing supplement and shall decline at each anniversary of the initial redemption date by a percentage, specified in that pricing supplement, of the principal amount to be redeemed until the redemption price is 100 percent of the unpaid principal amount to be redeemed.

Repayment at the Option of the Holder

        If so indicated in the applicable pricing supplement, Occidental will repay the related notes, in whole or in part, at the option of the holders of the notes on any optional repayment date specified in the pricing supplement. If no optional repayment date is indicated with respect to a note, it will not be repayable at the option of the holder before its stated maturity. Unless specified in the applicable pricing supplement, any repayment in part will be in an amount equal to $1,000 or integral multiples of $1,000, provided that any remaining principal amount will be an authorized denomination of the applicable note. The repurchase price for any note so repurchased will be equal to the applicable purchase price specified in the pricing supplement, together with interest on the principal of the applicable note payable to, but not including, the date of repayment. For any note to be repaid, the trustee must receive, at its office maintained for that purpose in the Borough of Manhattan, The City of New York, currently the corporate trust office of the trustee located at 101 Barclay Street, 21 West, New York, New York 10286, Attn: Corporate Trust Administration, or at any other place in the Borough of Manhattan, The City of New York, as Occidental may designate, not more than 60 nor less than 30 days before the optional repayment date:

  •
  in the case of a note in certificated form, the note and the form entitled "Option to Elect Repayment" duly completed, or

  •
  in the case of a note in book-entry form, instructions to that effect from the applicable beneficial owner of the note to the depositary, forwarded by the depositary.

        Notices of elections from a holder to exercise the repayment option must be received by the trustee by 5:00 p.m., New York City time, on the last day for giving notice. Exercise of the repayment option by the holder of a note will be irrevocable.

        Only the depositary may exercise the repayment option in respect of global securities representing notes in book-entry form. Accordingly, beneficial owners of global securities that desire to have all or any portion of the notes in book-entry form represented by global securities repaid must instruct the participant through which they own their interest to direct the depositary to exercise the repayment option on their behalf by forwarding the repayment instructions to the trustee as discussed above. By doing so, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the global securities representing the related notes in book-entry form, on the depositary's records, to the trustee. In order to ensure that the instructions are received by the trustee on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before that participant's deadline for accepting instructions for that day. Different participants may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners of notes in book-entry form should consult the participants through which they own their interest for the respective deadlines. All instructions given to participants from beneficial owners of notes in book-entry form relating to the option to elect repayment will be irrevocable. See "—Book-Entry Notes".

        Occidental will not be required to (1) issue, register the transfer of or exchange any note with an optional repayment date during a period beginning at the opening of business 15 days before the first date any notice to exercise a repayment option may be delivered to the trustee and ending at the close of business on the last date a notice to exercise a repayment option may be delivered to the trustee or (2) register the transfer of or exchange any note for which, in whole or part, a notice to exercise a repayment option has been delivered to the trustee, except the portion of any such note for which the notice to exercise a repayment option has not been delivered to the trustee.

        If applicable, Occidental will comply with the requirements of Section 14(e) of the Exchange Act and the rules promulgated thereunder and any other securities laws or regulations in connection with any repayment at the option of the holder.

        Occidental may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by Occidental may, at the discretion of Occidental, be held, resold or surrendered to the trustee for cancellation.

Reopening of Issue

        Occidental may from time to time, without the consent of the existing note holders, issue additional notes having the same terms and conditions (including maturity and interest payment terms) as previously issued notes in all respects, except for issue date, issue price and the first payment of interest.

Interest

        Each note will bear interest from the date of issue at the rate per annum or, in the case of a floating rate note, pursuant to the interest rate formula stated in the applicable note and in the related pricing supplement until the principal of the note is paid or made available for payment. Interest will be payable in arrears on each interest payment date specified in the applicable pricing supplement on which an installment of interest is due and payable and at Maturity. The first payment of interest on any note originally issued between a regular record date and the related interest payment date will be made on the interest payment date immediately following the next succeeding regular record date to the registered holder on that succeeding regular record date. Each regular record date will be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related interest payment date.

Fixed Rate Notes

        Unless otherwise specified in an applicable pricing supplement, each fixed rate note will bear interest from, and including, the date of issue, at the rate per annum stated on the face of the note until the principal amount of the note is paid or made available for payment. Interest payments on fixed rate notes will equal the amount of interest accrued from and including:

(1)
the immediately preceding interest payment date on which interest was paid, or duly provided for, or,

(2)
if no interest has been paid, or duly provided for, the date of issue,

        to, but excluding, the related interest payment date or Maturity, as the case may be. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

        Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be payable semiannually on May 15 and November 15 of each year and at Maturity. If any interest payment date or the Maturity of a fixed rate note falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date the applicable payment was due, and no interest will accrue on the amount payable for the period from and after the interest payment date or Maturity, as the case may be.

Floating Rate and Index Rate Notes

        Interest on floating rate notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may be one or more of:

  •
  the CD Rate,

  •
  the CMT Rate,

  •
  the Commercial Paper Rate,

  •
  the Eleventh District Cost of Funds Rate,

  •
  the Federal Funds Rate,

  •
  LIBOR,

  •
  the Prime Rate,

  •
  the Treasury Rate,

  •
  an index which may be based on:

  •
  prices, changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities, or

  •
  the application of a formula, as described in the applicable pricing supplement,

  •
  an index which shall be an objective price, economic or other measure as described in the applicable pricing supplement, or

  •
  any other Interest Rate Basis or interest rate formula that is specified in the applicable pricing supplement.

        A floating rate note may bear interest with respect to more than one Interest Rate Basis.

        Terms.    Each applicable pricing supplement will specify the terms of the floating rate note being delivered, including:

  •
  whether the floating rate note is:

  •
  a "Regular Floating Rate Note",

  •
  an "Inverse Floating Rate Note", or

  •
  a "Floating Rate/Fixed Rate Note",

  •
  the Interest Rate Basis or Bases,

  •
  the Initial Interest Rate, if any,

  •
  the Interest Reset Dates,

  •
  the Optional Reset Dates, if any,

  •
  the interest payment dates,

  •
  the period to maturity of the instrument or obligation with respect to which the Interest Rate Basis or Bases will be calculated (the "Index Maturity"),

  •
  the Maximum Interest Rate and/or Minimum Interest Rate, if any,

  •
  the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases (the "Spread"),

  •
  the percentage of the related Interest Rate Basis or Bases by which the Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate (the "Spread Multiplier"),

  •
  if one or more of the specified Interest Rate Bases is LIBOR, the LIBOR Currency, and the Designated LIBOR Page, and

  •
  if one or more of the specified Interest Rate Bases is the CMT Rate, the Designated CMT Telerate Page and Designated CMT Maturity Index.

        The interest rate borne by the floating rate notes will be determined as follows:

        Regular Floating Rate Notes.    Unless a floating rate note is designated as a Floating Rate/Fixed Rate Note, an Inverse Floating Rate Note or as having an Addendum attached or as having "Other Provisions" apply relating to a different interest rate formula, it will be a "Regular Floating Rate Note". Except as described below or in an applicable pricing supplement, Regular Floating Rate Notes will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

  •
  plus or minus the applicable Spread, if any, and/or

  •
  multiplied by the applicable Spread Multiplier, if any.

        Commencing on the first Interest Reset Date or Optional Reset Date, if any, specified in the applicable pricing supplement, the interest rate on the related Regular Floating Rate Note will be reset as of each Interest Reset Date and Optional Reset Dates elected by Occidental, if any; provided, however, that the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

        Floating Rate/Fixed Rate Notes.    If a floating rate note is designated as a "Floating Rate/Fixed Rate Note", unless otherwise specified in the applicable pricing supplement, it will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

  •
  plus or minus the applicable Spread, if any, and/or

  •
  multiplied by the applicable Spread Multiplier, if any.

Commencing on the first Interest Reset Date or Optional Reset Date, if any, specified in the applicable pricing supplement, the interest rate on the related Floating Rate/Fixed Rate Note will be reset as of each Interest Reset Date and Optional Reset Dates elected by Occidental, if any; provided, however, that:

  •
  the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate, and

  •
  the interest rate in effect commencing on, and including, the date on which interest begins to accrue on a fixed rate basis to Maturity will be the Fixed Interest Rate, if the rate is specified in the applicable pricing supplement, or if no Fixed Interest Rate is specified, the interest rate in effect on the Floating Rate/Fixed Rate Note on the day immediately preceding the date on which interest begins to accrue on a fixed rate basis.

        Inverse Floating Rate Notes.    If a floating rate note is designated as an "Inverse Floating Rate Note", except as described below or as specified in the applicable pricing supplement, it will bear interest equal to the Fixed Interest Rate specified in the related pricing supplement minus the rate determined by reference to the applicable Interest Rate Basis or Bases:

  •
  plus or minus the applicable Spread, if any, and/or

  •
  multiplied by the applicable Spread Multiplier, if any;

provided, however, that unless otherwise specified in the applicable pricing supplement, the interest rate on Inverse Floating Rate Notes will not be less than zero percent. Commencing on the first Interest Reset Date or Optional Reset Date, if any, specified in the applicable pricing supplement, the interest rate on the related Inverse Floating Rate Note will be reset as of each Interest Reset Date and Optional Reset Dates elected by Occidental, if any, provided, however, that the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

        Notwithstanding the foregoing, if a Floating Rate Note is designated as having an Addendum attached or as having "Other Provisions" apply as specified on the face of the applicable note, it will bear interest in accordance with the terms described in the Addendum or specified under "Other Provisions" in the note and the applicable pricing supplement.

        Each Interest Rate Basis shall be the rate determined in accordance with the applicable provisions below. Except as set forth above, the interest rate in effect on each day will be the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding the applicable Interest Reset Date.

        Interest Reset Dates.    The applicable pricing supplement will specify the dates on which the interest rate on the related floating rate note will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable pricing supplement, the Interest Reset Date will be, in the case of floating rate notes which reset:

  •
  daily—each Business Day;

  •
  weekly—the Wednesday of each week, with the exception of weekly reset Floating Rate Notes as to which the Treasury Rate is an applicable Interest Rate Basis, as to which the Interest Reset Date will be the Tuesday of each week, except as described below;

  •
  monthly—the third Wednesday of each month, with the exception of monthly reset Floating Rate Notes as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, as to which the Interest Reset Date will be the first calendar day of each month,

  •
  quarterly—the third Wednesday of March, June, September and December of each year,

  •
  semiannually—the third Wednesday of the two months specified in the applicable pricing supplement, and

  •
  annually—the third Wednesday of the month specified in the applicable pricing supplement.

provided, however, that with respect to Floating Rate/Fixed Rate Notes, the rate of interest will not reset after the applicable date on which interest on a fixed rate basis begins to accrue.

        If any Interest Reset Date for any floating rate note would otherwise be a day that is not a Business Day, the applicable Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a floating rate note as to which LIBOR is an applicable Interest Rate Basis, if the Business Day falls in the next succeeding calendar month, then the Interest Reset Date will be the immediately preceding Business Day. In addition, in the case of a floating rate note for which the Treasury Rate is an applicable Interest Rate Basis, if the Interest Determination Date would otherwise fall on an Interest Reset Date, then the applicable Interest Reset Date will be postponed to the next succeeding Business Day.

        Maximum and Minimum Interest Rates.    A floating rate note may also have either or both of the following:

  •
  a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period (a "Maximum Interest Rate"), and

  •
  a minimum numerical limitation, or floor, on the rate at which interest may accrue during any period (a "Minimum Interest Rate").

        Each indenture is, and any notes issued under either indenture will be, governed by and construed in accordance with the laws of the State of New York. Under present New York law, the maximum rate of interest is 25 percent per annum on a simple interest basis. This limit may not apply to securities in which $2,500,000 or more has been invested. While Occidental believes that New York law would be given effect by a state or federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower, including, in some cases, corporate borrowers. It is suggested that prospective investors consult their personal advisors with respect to the applicability of these laws. Occidental has agreed for the benefit of the beneficial owners of the notes, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a beneficial owner of the notes.

        Interest Payments.    Each applicable pricing supplement will specify the dates on which interest will be payable. Each floating rate note will bear interest from the date of issue at the rates specified in the applicable floating rate note until the principal of the applicable note is paid or otherwise made available for payment. Except as provided below or in the applicable pricing supplement, the interest payment dates with respect to floating rate notes will be at Maturity and, in the case of floating rate notes which reset:

  •
  daily, weekly or monthly—the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

  •
  quarterly—the third Wednesday of March, June, September and December of each year;

  •
  semiannually—the third Wednesday of each of the two months of each year specified in the applicable pricing supplement; and

  •
  annually—the third Wednesday of the month of each year specified in the applicable pricing supplement.

        If any interest payment date for any floating rate note, other than an interest payment date at Maturity, would otherwise be a day that is not a Business Day, the interest payment date will be postponed to the next Business Day except that in the case of a floating rate note as to which LIBOR is an applicable Interest Rate Basis, if the Business Day falls in the next succeeding calendar month, the applicable interest payment date will be the immediately preceding Business Day. If the Maturity of a floating rate note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on the payment will accrue for the period from and after the Maturity. Notwithstanding anything else contained herein, unless otherwise specified in an applicable pricing supplement, the interest rate in effect on a floating rate note for the ten calendar days immediately prior to a Maturity will be the interest rate in effect on the tenth calendar day preceding that Maturity.

        All percentages resulting from any calculation on floating rate notes (other than percentages used in the calculation of the accrued interest factor and accrued interest) will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545 percent, or .09876545, would be rounded to 9.87655 percent, or .0987655. All dollar amounts used in or resulting from any calculation on floating rate notes will be rounded to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).

        Interest payments on floating rate notes will equal the amount of interest accrued from and including either:

  •
  the immediately preceding interest payment date on which interest was paid, or

  •
  if no interest has been paid, the date of issue,

to, but excluding the interest payment date or Maturity, as the case may be.

        With respect to each floating rate note, accrued interest will be calculated by multiplying its face amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated.

        Unless otherwise specified in the applicable pricing supplement, the interest factor for each day will be computed as follows:

  •
  In the case of notes for which the Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by 360.

  •
  In the case of notes for which the Interest Rate Basis is the CMT Rate or the Treasury Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by the actual number of days in the year.

  •
  The interest factor for notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Bases applied.

        Interest Determination Dates.    Unless otherwise specified in the applicable pricing supplement, the interest rate applicable to each interest reset period commencing on the Interest Reset Date, or Optional Reset Date, if applicable, with respect to that interest reset period will be the rate determined as of the applicable "Interest Determination Date." For purposes of this section only, the term "Interest Reset Date" includes any Optional Reset Date for which Occidental resets the interest rate applicable to a note.

  •
  The Interest Determination Date with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day preceding each Interest Reset Date for the related note.

  •
  The Interest Determination Date with respect to the Eleventh District Cost of Funds Rate will be the last Business Day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index, as defined below.

  •
  The Interest Determination Date with respect to LIBOR will be the second London Business Day preceding each Interest Reset Date, unless the LIBOR Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date.

  •
  The Interest Determination Date with respect to the Treasury Rate, unless otherwise specified in the applicable pricing supplement, will be the day on which Treasury Bills, as defined below, are normally auctioned in the week in which the related Interest Reset Date falls. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, although the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be the preceding Friday; and provided, further, that if an auction falls on any Interest Reset Date, then the related Interest Reset Date will instead be the first Business Day following the auction.

  •
  The Interest Determination Date pertaining to a floating rate note the interest rate of which is determined with reference to two or more Interest Rate Bases will be the latest Business Day which is at least two Business Days before the applicable Interest Reset Date for the applicable floating rate note on which each Interest Reset Basis is determinable. Each Interest Rate Basis will be determined on that Interest Determination Date, and the applicable interest rate will take effect on the related Interest Reset Date.

        Calculation Date.    Unless otherwise provided in the applicable pricing supplement, the trustee will be the calculation agent. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect to that floating rate note. Unless otherwise specified in the applicable pricing supplement, the calculation date, if applicable, pertaining to any Interest Determination Date will be the earlier of:

  •
  the tenth calendar day after the applicable Interest Determination Date, or, if the tenth calendar day is not a Business Day, the next succeeding Business Day, or

  •
  the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

        CD Rate.    CD Rate notes will bear interest at the rates, calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable CD Rate notes and in any applicable pricing supplement.

        "CD Rate" means:

(1)
the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable pricing supplement published in H.15(519), as defined below, under the heading "CDs (secondary market)", or

(2)
if the rate referred to in clause (1) above is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable pricing supplement as published in H.15 Daily Update, as defined below, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)", or

(3)
if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on the applicable Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York, which may include the agents or their respective affiliates, selected by the calculation agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States dollar certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time, or

(4)
if the dealers selected by the calculation agent are not quoting as mentioned in clause (3) above, the same CD Rate already in effect on the applicable Interest Determination Date.

        "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

        "H.15 Daily Update" means the daily update of H.15(519), available through the Web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

        CMT Rate.    CMT Rate notes will bear interest at the rates, calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable CMT Rate notes and in any applicable pricing supplement.

        "CMT Rate" means:

(1)
the rate displayed on the Designated CMT Moneyline Telerate Page under the caption ".. . Treasury Constant Maturities. .. Federal Reserve Board Release H.15(519). .. Mondays Approximately 3:45 P.M.", under the column for the Designated CMT Maturity Index, as defined below, for:

(a)
if the Designated CMT Moneyline Telerate Page is 7051, the rate on the applicable Interest Determination Date, and

(b)
if the Designated CMT Moneyline Telerate Page is 7052, the weekly or the monthly average, as specified in the applicable pricing supplement, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related Interest Determination Date falls, or

(2)
if the rate referred to in clause (1) is no longer displayed on the relevant page or is not so displayed by 3:00 P.M., New York City time, on the related calculation date, the treasury constant maturity rate for the Designated CMT Maturity Index published in H.15(519), or

(3)
if the rate referred to in clause (2) is no longer published or is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury constant maturity rate for the Designated CMT Maturity Index, or other United States Treasury rate for the Designated CMT Maturity Index, for the applicable Interest Determination Date with respect to the applicable Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Moneyline Telerate Page and published in H.15(519), or

(4)
if the rate referred to in clause (3) is not so published by 3:00 P.M., New York City time, on the applicable calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York (each, a "Reference Dealer"), which may include the agents or their respective affiliates, selected by the calculation agent from five Reference Dealers selected by the calculation agent after eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than the Designated CMT Maturity Index minus one year, or

(5)
if the calculation agent is unable to obtain three applicable Treasury Note quotations as referred to in clause (4), the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers in The City of New York selected by the calculation agent from five Reference Dealers selected by the calculation agent after eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million, or

(6)
if three or four, and not five, of the Reference Dealers are quoting as referred to in clause (5) above, the rate will be calculated by the calculation agent as the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of quotes will be eliminated, or

(7)
if fewer than three Reference Dealers selected by the calculation agent are quoting as mentioned in clause (5), the same rate already in effect on the applicable Interest Determination Date.

If two Treasury Notes with an original maturity as described in clause (5) have remaining terms to maturity equally close to the Designated CMT Maturity Index, the calculation agent will obtain from five Reference Dealers quotations for the Treasury Note with the shorter remaining term to maturity.

        "Designated CMT Moneyline Telerate Page" means the display on Moneyline Telerate, or any successor service, on the page specified in the applicable pricing supplement, or any other page as may replace the specified page on that service, for the purpose of displaying Treasury Constant Maturities as reported in H.15(519), or, if no page is specified in the applicable pricing supplement, page 7052.

        "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities, either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified in the applicable pricing supplement with respect to which the CMT Rate will be calculated or, if no maturity is specified in the applicable pricing supplement, 2 years.

        Commercial Paper Rate.    Commercial Paper Rate notes will bear interest at the rates, calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Commercial Paper Rate notes and in any applicable pricing supplement.

        "Commercial Paper Rate" means:

(1)
the Money Market Yield, as defined below, on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement published in H.15(519) under the caption "Commercial Paper—Nonfinancial", or

(2)
if the rate described in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Money Market Yield of the rate on the applicable Interest Determination Date for commercial paper having the Index Maturity specified in the applicable pricing supplement published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper—Nonfinancial", or

(3)
if the rate is referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on the applicable Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York, which may include the agents or their respective affiliates, selected by the calculation agent for commercial paper having the Index Maturity specified in the applicable pricing supplement placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization, or

(4)
if the dealers selected by the calculation agent are not quoting as mentioned in clause (3), the same rate already in effect on the applicable Interest Determination Date.

        "Money Market Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

Money Market Yield =	D × 360 360 - (D × M)	× 100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

        Eleventh District Cost of Funds Rate.    Eleventh District Cost of Funds Rate notes will bear interest at the rates, calculated with reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Eleventh District Cost of Funds Rate notes and in any applicable pricing supplement.

        "Eleventh District Cost of Funds Rate" means:

(1)
the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the applicable Interest Determination Date falls as set forth under the caption "11th District" on the display on Moneyline Telerate, or any successor service, on page 7058, or any other page as may replace the specified page on the applicable service ("Moneyline

  Telerate Page 7058"), as of 11:00 A.M., San Francisco time, on the applicable Interest Determination Date, or

(2)
if the rate referred to in clause (1) does not appear on Moneyline Telerate Page 7058 on the related Interest Determination Date, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding the applicable Interest Determination Date, or

(3)
if the Federal Home Loan Bank of San Francisco fails to announce the Index on or before the applicable Interest Determination Date for the calendar month immediately preceding the applicable Interest Determination Date, the same rate already in effect on the applicable Interest Determination Date.

        Federal Funds Rate.    Federal Funds Rate notes will bear interest at the rates, calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Federal Funds Rate notes and in any applicable pricing supplement.

        "Federal Funds Rate" means:

(1)
the rate on the applicable Interest Determination Date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)", as displayed on Moneyline Telerate, or any successor service, on page 120, or any other page as may replace the specified page on the applicable service ("Moneyline Telerate Page 120"), or

(2)
if the rate referred to in clause (1) does not appear on Moneyline Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date for United States dollar federal funds published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)", or

(3)
if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include the agents or their respective affiliates, selected by the calculation agent before 9:00 A.M., New York City time, on the applicable Interest Determination Date, or

(4)
if the brokers selected by the calculation agent are not quoting as mentioned in clause (3), the same rate already in effect on the applicable Interest Determination Date.

        LIBOR.    LIBOR notes will bear interest at the rates, calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, specified in the applicable LIBOR notes and in any applicable pricing supplement.

        "LIBOR" means:

(1)
if "LIBOR Telerate" is specified in the applicable pricing supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency, as defined below, having the Index Maturity specified in the applicable pricing supplement, commencing on the second London Business Day immediately following that Interest Determination Date, that appears on the Designated LIBOR Page, as defined below, as of 11:00 A.M., London time, on the applicable Interest Determination Date, or

(2)
if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates for deposits in the LIBOR Currency having the Index Maturity specified in the applicable pricing supplement, commencing on the second London Business Day immediately following that Interest Determination Date, that appear on the Designated LIBOR Page as of 11:00 A.M., London time, on the applicable Interest Determination Date. If the Designated LIBOR Page by its terms provides only for a single rate, then the single rate will be used, or

(3)
if on the Interest Determination Date fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clauses (1) or (2), respectively, the rate calculated by the calculation agent as the arithmetic mean of at least two quotations obtained by the calculation agent after requesting the principal London offices of each of four major reference banks, which may include affiliates of the agents, in the London interbank market to provide the calculation agent with its offered quotation for deposits in the LIBOR Currency for the period of the Index Maturity specified in the applicable pricing supplement, commencing on the second London Business Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on the applicable Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or

(4)
if fewer than two quotations referred to in clause (3) are so provided, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the applicable Interest Determination Date by three major banks, which may include affiliates of the agents, in the applicable Principal Financial Center selected by the calculation agent for loans in the LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the applicable LIBOR Currency in that market at that time, or

(5)
if the banks so selected by the calculation agent are not quoting as mentioned in clause (4), the same rate already in effect on the applicable Interest Determination Date.

        "LIBOR Currency" means the currency specified in the applicable pricing supplement as to which LIBOR will be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars.

        "Designated LIBOR Page" means either:

  •
  if "LIBOR Telerate" is designated in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Moneyline Telerate, or any successor service, on the page specified in the applicable pricing supplement, or any page as may replace the specified page on the applicable service, for the purpose of displaying the London interbank rates of major banks for the applicable LIBOR Currency, or

  •
  if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service, or any successor service, on the page specified in the applicable pricing supplement, or any other page as may replace the specified page on the applicable service, for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

        Prime Rate.    Prime Rate notes will bear interest at the rates, calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Prime Rate notes and any applicable pricing supplement.

        "Prime Rate" means:

(1)
the rate on the applicable Interest Determination Date as published in H.15(519) under the heading "Bank Prime Loan", or

(2)
if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate under the caption "Bank Prime Loan", or

(3)
if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by at least four banks that appear on the Reuters Screen US PRIME 1 Page, as defined below, as the particular bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on the applicable Interest Determination Date, or

(4)
if fewer than four rates described in clause (3) appear on Reuters Screen US PRIME 1 Page by 3:00 P.M., New York City time on the applicable Interest Determination Date, the rate will be calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable Interest Determination Date by three major banks, which may include affiliates of the agents, in The City of New York selected by the calculation agent, or

(5)
if the banks selected by the calculation agent are not quoting as mentioned in clause (4), the same rate already in effect on the applicable Interest Determination Date.

        "Reuters Screen US PRIME 1 Page" means the display on the Reuters Monitor Money Rates Service, or any successor service, on the "US PRIME 1" Page, or other page as may replace the US PRIME 1 Page on the applicable service, for the purpose of displaying prime rates or base lending rates of major United States banks.

        Treasury Rate.    Treasury Rate notes will bear interest at the rates, calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Treasury Rate notes and in any applicable pricing supplement.

        "Treasury Rate" means:

(1)
the rate from the auction held on the applicable Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable pricing supplement under the caption "INVESTMENT RATE" on the display on Moneyline Telerate, or any successor service, on page 56, or any other page as may replace page 56 on the applicable service ("Moneyline Telerate Page 56") or page 57, or any other page as may replace page 57 on the applicable service ("Moneyline Telerate Page 57"), or

(2)
if the rate described in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield, as defined below, of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/ Treasury Bills/Auction High", or

(3)
if the rate described in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury, or

(4)
in the event that the rate referred to in clause (3) is not available, the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable pricing supplement published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

(5)
if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/ Treasury Bills/Secondary Market", or

(6)
if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers, which may include the agents or their respective affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement, or

(7)
if the dealers selected by the calculation agent are not quoting as mentioned in clause (6), the same rate already in effect on the applicable Interest Determination Date.

        "Bond Equivalent Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

Bond Equivalent Yield =	D × N 360 - (D × M)	× 100

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366 (if a leap year), as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

        Other Indexed Interest Rates.    Indexed notes will bear interest based on an index, described in the applicable pricing supplement, based on a price or change in price of securities, currencies, intangibles, goods, articles or commodities, or the application of a formula.

        If a third party is appointed to calculate or announce the index for a particular indexed note, and the third party either (1) suspends the calculation or announcement of that index or (2) changes the basis upon which that index is calculated in a manner that is inconsistent with the applicable pricing supplement, then Occidental will select another third party to calculate or announce the index. The agent or another affiliate of Occidental may be either the original or successor third party selected by Occidental.

        If for any reason the index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then any interest on such indexed note will be calculated in the manner set forth in the applicable pricing supplement. Any determination by the selected third party will be binding on all parties, except in the case of an obvious error.

Other Provisions; Addenda

        Any provisions with respect to an issue of notes, including the determination of one or more Interest Rate Bases, the specification of one or more Interest Rate Bases, the calculation of the interest rate applicable to a floating rate note, the applicable interest payment dates, the stated maturity date, any redemption or repayment provisions or any other matter relating to the applicable notes, may be modified, by the terms as specified under "Other Provisions" on the face of the applicable notes or in an Addendum relating to the applicable notes, if so specified on the face of the applicable notes and in the applicable pricing supplement.

Original Issue Discount Notes

        Occidental may from time to time offer notes at a price less than their "stated redemption price at maturity" or notes with other characteristics that result in the notes being treated as issued with original issue discount for United States federal income tax purposes ("Original Issue Discount Notes"). Original Issue Discount Notes may pay no interest currently or pay interest at below market rates. Additional considerations relating to any Original Issue Discount Notes may be described in the applicable pricing supplement.

Amortizing Notes

        Occidental may from time to time offer notes ("Amortizing Notes") with amounts of principal and interest payable in installments over the term of the notes. Unless otherwise specified in the applicable pricing supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable on the Amortizing Notes and then to the reduction of the unpaid principal amount of the Amortizing Notes. Further information concerning additional terms and conditions of any issue of Amortizing Notes will be provided in the applicable pricing supplement. A table setting forth repayment information in respect of each Amortizing Note will be included in the applicable note and the applicable pricing supplement.

Subsequent Interest Periods

        The pricing supplement relating to each note will indicate whether Occidental has the option to reset the interest rate, or the Spread, Spread Multiplier, or method of calculation, as the case may be, for that note. If Occidental has the option to reset, the pricing supplement will also indicate the Optional Reset Date or dates on which the interest rate or the Spread, Spread Multiplier, or method of calculation, as the case may be, may be reset.

        Occidental shall notify the trustee whether or not it intends to exercise its option relating to that note at least 45 but not more than 60 days prior to an Optional Reset Date for that note. Not later than 40 days prior to the Optional Reset Date, the trustee will mail to the holder of that note a reset notice first class, postage prepaid, indicating whether Occidental has elected to reset the interest rate, or the Spread, Spread Multiplier or method of calculation, as the case may be.

        If Occidental elects to reset the interest rate, or the Spread, Spread Multiplier or method of calculation, as the case may be, the trustee will mail to the holder in a manner described above a notice indicating the new interest rate or new Spread, Spread Multiplier, or method or calculation as the case may be. The notice will also indicate any provisions for redemption during the subsequent interest period. The subsequent interest period is the period from one Optional Reset Date to the next Optional Reset Date or, if there is no next Optional Reset Date, to the stated maturity of the note, including the date or dates on which or the period or periods during which and the price or prices at which redemption may occur during the subsequent interest period.

        Upon the transmittal by the trustee of a reset notice to the holder of a note, the new interest rate or new Spread, Spread Multiplier, and/or method of calculation, as the case may be, will take effect automatically. Except as modified by the reset notice and as described below, the note will have the same terms as prior to the transmittal of the reset notice.

        Despite the foregoing, not later than 20 days prior to an Optional Reset Date for a note, Occidental may, at its option, revoke the interest rate, or the Spread or Spread Multiplier provided for in the reset notice relating to that Optional Reset Date and establish a higher interest rate, or a higher Spread or Spread Multiplier, as applicable, for the subsequent interest period commencing on that Optional Reset Date.

        Occidental can make a revocation by causing the trustee for the note to mail notice of the higher interest rate or higher Spread or Spread Multiplier, as the case may be, first class, postage prepaid to the holder of the note. That notice shall be irrevocable. All notes for which the interest rate or Spread or Spread Multiplier is reset on an Optional Reset Date will bear the higher interest rate, or higher Spread or Spread Multiplier, as the case may be, whether or not tendered for repayment.

        The holder of a note will have the option to elect repayment of that note by Occidental on each Optional Reset Date at a price equal to the principal amount of the note plus interest accrued to the Optional Reset Date. In order for a note to be repaid on an Optional Reset Date, the holder of the note must follow the procedures set forth above under "Repayment at the Option of the Holder" for optional repayment. However, the period for delivery of the note or notification to the trustee for the note will be at least 25 but not more than 35 days prior to the Optional Reset Date. Further, a holder who has tendered a note for repayment pursuant to a reset notice may, by written notice to the trustee for the note, revoke any such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

Indexed Principal Notes

        Occidental may from time to time offer indexed notes on which some or all of the principal amount payable at stated maturity or earlier redemption or retirement is determined based on:

  •
  the amount designated in the applicable pricing supplement as the "face amount" of the indexed principal note; and

  •
  an index which may be based on:

  (1)
  prices, changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities, or

  (2)
  the application of a formula, as described in the applicable pricing supplement, or

  •
  an index which shall be an objective price, economic or other measures as are described in the applicable pricing supplement.

        A description of the index used in any determination of a principal payment, and the method or formula by which principal payments will be determined based on that index, will be set forth in the applicable pricing supplement.

        If a fixed rate note, floating rate note or indexed rate note is also an indexed principal note, the amount of any interest payment will be determined based on the face amount of the indexed note unless specified otherwise in the applicable pricing supplement. The principal amount payable at stated maturity or any earlier redemption or repayment of an indexed principal note may be different from the face amount.

        If a third party is appointed to calculate or announce the index for a particular indexed principal note, and the third party either (1) suspends the calculation or announcement of that index or (2) changes the basis upon which that index is calculated in a manner that is inconsistent with the applicable pricing supplement, then Occidental will select another third party to calculate or announce the index. The agents or their respective affiliates may be either the original or successor third party selected by Occidental.

        If for any reason the index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then any indexed principal amount of such indexed note will be calculated in the manner set forth in the applicable pricing supplement. Any determination by the selected third party will be binding on all parties, except in the case of an obvious error.

        Unless otherwise specified in the applicable pricing supplement, for the purpose of determining whether holders of the requisite principal amount of notes outstanding under the applicable indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of indexed principal notes will be deemed to be the face amount stated on the notes. Unless otherwise specified in the applicable pricing supplement, in the event of an acceleration of the stated maturity of an indexed principal note, the principal amount payable to the holder of a note upon acceleration will be the principal amount determined based on the formula used to determine the principal amount of that note on its stated maturity, as if the date of acceleration were the stated maturity.

        An investment in indexed principal notes has significant risks, including the possibility of wide fluctuations in market value as well as in the amount of payments due, that are not associated with a similar investment in a conventional debt security. Such risks depend on a number of factors including supply and demand for the particular security, currency, commodity or other good or article to which the note is indexed and economic and political events over which Occidental has no control.

Dual Currency Notes

        Occidental may from time to time offer dual currency notes on which Occidental has a one time option, exercisable on one or more dates (each, an "option election date") of making all payments of principal, any premium and interest on those notes which are issued on the same day and have the same terms, the payments on which would otherwise be made in the specified currency of those notes, in the optional payment currency specified in the applicable pricing supplement. This option will be exercisable in whole but not in part on an option election date, which will be any one of the dates specified in the applicable pricing supplement. Information as to the relative value of the specified currency compared to the optional payment currency will be set forth in the applicable pricing supplement.

        The pricing supplement for each issuance of dual currency notes will specify, among other things:

  •
  the specified currency;

  •
  the optional payment currency; and

  •
  the designated exchange rate.

        The designated exchange rate will be a fixed exchange rate used for converting amounts denominated in the specified currency into amounts denominated in the optional payment currency. The pricing supplement will also specify the option election dates and interest payment dates for the related issuance of dual currency notes. Each option election date will be a particular number of days before an interest payment date or stated maturity, as set forth in the applicable pricing supplement. Each option election date will be the date on which Occidental may select whether to make all scheduled payments due thereafter in the optional payment currency rather than in the specified currency.

        If Occidental makes an election, the amount payable in the optional payment currency will be determined using the designated exchange rate specified in the applicable pricing supplement. Notice of an election will be mailed in accordance with the terms of the applicable tranche of dual currency notes within two Business Days of the option election date. The notice will state (1) the first date, whether an interest payment date and/or stated maturity, on which scheduled payments in the optional payment currency will be made and (2) the designated exchange rate. Notice by Occidental, once given, may not be withdrawn. The equivalent value in the specified currency of any payment made after an election may be less, at the then current exchange rate, than if Occidental had made the payment in the specified currency.

        For United States federal income tax purposes, holders of dual currency notes may need to comply with rules which differ from the general rules applicable to holders of other types of notes offered by this prospectus supplement. The United States federal income tax consequences of the purchase, ownership and disposition of dual currency notes will be set forth in the applicable pricing supplement.

Renewable Notes

        Occidental may from time to time offer renewable notes, which will mature on an initial maturity date. That initial maturity date will be an interest payment date specified in the applicable pricing supplement occurring in, or prior to, the twelfth month following the original issue date of those notes, unless the term of all or any portion of those notes is renewed in accordance with the procedures described below.

        The term of a renewable note may be extended to the interest payment date occurring in the twelfth month, or, if a special election interval is specified in the applicable pricing supplement, the last month in a period equal to twice the special election interval elected by the holder after that renewal date. That extension may be made on the initial renewal date. That date will be the interest payment date occurring in the sixth month, unless a special election interval is specified in the applicable pricing supplement, prior to the initial maturity date of a renewable note and on the interest payment date occurring in each sixth month, or in the last month of each special election interval, after that initial renewal date which, together with the initial renewal date, constitutes a renewal date.

        If a holder does not elect to extend the terms of any portion of the principal amount of a renewable note during the specified period prior to any renewal date, that portion will become due and payable on the new maturity date. That new maturity date will be the interest payment date occurring in the sixth month, or the last month in the special election interval, after the renewal date.

        A holder of a renewable note may elect to renew the term of that renewable note or, if specified in the applicable pricing supplement, any portion of that renewable note by delivering a notice to that effect to the trustee or any duly appointed paying agent at the corporate trust office of the trustee or agency of the trustee in New York City. That notice will be delivered not less than 15 nor more than 30 days prior to the renewal date, unless another period is specified in the applicable pricing supplement as the special election period. That election will be irrevocable and will be binding upon each subsequent holder of the renewable note.

        An election to renew the term of a renewable note may be exercised for less than the entire principal amount of that renewable note only if specified in the applicable pricing supplement and only in a principal amount, or any integral multiple in excess of that amount, that is specified in the applicable pricing supplement. Despite the foregoing, the term of the renewable note may not be extended beyond the stated maturity specified for any renewable note in the applicable pricing supplement.

        If the holder does not elect to renew the term, the renewable note must be presented to the trustee, or any duly appointed payment agent. If a renewable note is represented by a certificate issued in definitive form, that certificate must be presented to the trustee as soon as practicable following receipt of that renewable note. The trustee, or any duly appointed paying agent, will issue in exchange for the note, in the name of that holder, a note in a principal amount equal to the principal amount of the exchanged renewable note for which no election to renew the term was exercised, with terms identical to those specified on the renewable note. However, the newly issued note will have a fixed, nonrenewable stated maturity on the new maturity date.

        If an election to renew is made for less than the full principal amount of a holder's renewable note, the trustee, or any duly appointed paying agent, will issue in exchange for that note in the name of that holder, a replacement renewable note. The replacement renewable note will be in a principal amount equal to the principal amount elected to be renewed of the exchanged renewable note, with terms otherwise identical to the exchanged renewable note.

Extension of Maturity

        The pricing supplement relating to each note will indicate whether Occidental has the option to extend the stated maturity of that note for an extension period. An extension period will be one or more periods of one to five whole years, up to but not beyond the final maturity date set forth in the applicable pricing supplement.

        Occidental may exercise this option by notifying the trustee at least 45 but not more than 60 days prior to the old stated maturity of that note. Not later than 40 days prior to the old stated maturity of that note, the trustee will mail to the holder an extension notice, first class, postage prepaid. The extension notice will set forth:

  •
  the election of Occidental to extend the stated maturity of the note;

  •
  the new stated maturity;

  •
  in the case of a fixed rate note, the interest rate applicable to the extension period;

  •
  in the case of a floating rate note, the Spread, Spread Multiplier or method of calculation applicable to the extension period; and

  •
  any provisions for redemption during the extension period, including the date or dates on which, or the period or periods during which, and the price or prices at which, any redemption may occur during the extension period.

        Upon the mailing by the trustee of an extension notice to the holder of a note, the stated maturity of that note will be extended automatically, and, except as modified by the extension notice and as described in the next paragraph, the note will have the same terms as prior to the mailing of the extension notice. Despite the foregoing, not later than 20 days prior to the old stated maturity of the note, Occidental may, at its option, revoke the interest rate, or the Spread or Spread Multiplier, as the case may be, provided for in the extension notice for the note and establish for the extension period a higher interest rate, in the case of a fixed rate note, or a higher Spread or Spread Multiplier, in the case of a floating rate note.

        Occidental may so act by causing the trustee for the note to mail notice of the higher interest rate or higher Spread or Spread Multiplier, as the case may be, first class, postage prepaid, to the holder of the note. This notice will be irrevocable. All notes for which the stated maturity is extended will bear the higher interest rate, in the case of fixed rate notes, or higher Spread or Spread Multiplier, in the case of floating rate notes, for the extension period, whether or not tendered for repayment.

        If Occidental extends the stated maturity of a note, the holder of the note will have the option to elect repayment of the note by Occidental on the old stated maturity at a price equal to the principal amount of the note, plus interest accrued to such date. In order for a note to be repaid on the old stated maturity once Occidental has extended its stated maturity, the holder of that note must follow the procedures set forth above under "Repayment at the Option of the Holder" for optional repayment. The period for delivery of a note or notification to the trustee will be at least 25 but not more than 35 days prior to the old stated maturity. A holder who has tendered a note for repayment pursuant to an extension notice may give written notice to the trustee to revoke its tender for repayment until the close of business on the tenth day before the old stated maturity.

Combination of Provisions

        If so specified in the applicable pricing supplement, any note may be subject to all of the provisions, or any combination of provisions, described above under "Subsequent Interest Periods", "Extension of Maturity" and "Renewable Notes".

Book-Entry Notes

Description of the Global Securities

        Upon issuance, all notes in book-entry form having the same date of issue, stated maturity and otherwise having identical terms and provisions will be represented by one or more fully registered global notes (the "Global Notes"). Each Global Note will be deposited with, or on behalf of, The Depository Trust Company ("DTC") as depositary and registered in the name of Cede & Co. ("Cede"), as DTC's nominee. Unless and until it is exchanged in whole or in part for notes in certificated form, no Global Note may be transferred except as a whole to DTC, another nominee of DTC or to a successor of DTC or its nominee.

DTC Procedures

        The following is based on information furnished by DTC:

        DTC will act as securities depositary for the notes in book-entry form. The notes in book-entry form will be issued as fully registered securities registered in the name of Cede, DTC's partnership nominee. One fully registered Global Note will be issued for each issue of notes in book-entry form, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500,000,000, one Global Note will be issued with respect to each $500,000,000 of principal amount and an additional Global Note will be issued with respect to any remaining principal amount of the issue.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of notes in book-entry form under DTC's system must be made by or through direct participants, which will receive a credit for those notes in book-entry form on DTC's records. The ownership interest of each actual purchaser of each note in book-entry form represented by a Global Note is, in turn, to be recorded on the records of direct participants and indirect participants. Beneficial owners in book-entry form will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in a Global Note representing notes in book-entry form are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of a Global Note representing notes in book-entry form will not receive notes in certificated form representing their ownership interests therein, except in the event that use of the book-entry system for the notes in book-entry form is discontinued.

        To facilitate subsequent transfers, all Global Notes representing notes in book-entry form which are deposited with, or on behalf of, DTC are registered in the name of DTC's nominee, Cede. The deposit of Global Notes with, or on behalf of, DTC and their registration in the name of Cede effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Global Notes representing the notes in book-entry form; DTC's records reflect only the identity of the direct participants to whose accounts the notes in book-entry form are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede will consent or vote with respect to the Global Notes representing the notes in book-entry form. Under its usual procedures, DTC mails an omnibus proxy to Occidental as soon as possible after the applicable record date. The omnibus proxy assigns Cede's consenting or voting rights to those direct participants, identified in a listing attached to the omnibus proxy, to whose accounts the notes in book-entry form are credited on the applicable record date.

        Occidental will make principal, premium, if any, and/or interest, if any, payments on the Global Notes representing the notes in book-entry form in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the applicable payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of the applicable participant and not of DTC, the trustee or Occidental, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of Occidental and the trustee, disbursement of payments to direct participants will be the responsibility of DTC, and disbursement of payments to the beneficial owners will be the responsibility of direct participants and indirect participants.

        If applicable, redemption notices shall be sent to Cede. If less than all of the notes in book-entry form of like tenor and terms are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

        A beneficial owner will give notice of any option to elect to have its notes in book-entry form repaid by Occidental, through its participant, to the trustee, and will effect delivery of the applicable notes in book-entry form by causing the direct participant to transfer the participant's interest in the Global Note or Notes representing the notes in book-entry form, on DTC's records, to the trustee.

        DTC may discontinue providing its services as securities depositary with respect to the notes in book-entry form at any time by giving reasonable notice to Occidental or the trustee. In the event that a successor securities depositary is not obtained, notes in certificated form are required to be printed and delivered.

        Occidental may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, notes in certificated form will be printed and delivered.

        The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of securities in definitive form. These restrictions may impair the ability to own, transfer or pledge beneficial interests in Global Notes in book-entry form.

        So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the Global Note or Notes for all purposes under the applicable indenture. Except as provided below, beneficial owners of a Global Note will not be entitled to have the notes represented by a Global Note registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders thereof under the indentures. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the Global Notes or the indentures. Occidental understands that under existing industry practices, in the event that Occidental requests any action of holders or that an owner of a beneficial interest in a Global Note desires to give or take any action which a holder is entitled to give or take under the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take the desired action, and the participants would authorize beneficial owners owning through the participants to give or take the desired action or would otherwise act upon the instructions of beneficial owners.

Exchange for Notes in Certificated Form

        If:

  (a)
  DTC is at any time unwilling or unable to continue as depositary for a series of the notes and a successor depositary is not appointed by Occidental within 60 calendar days,

  (b)
  Occidental executes and delivers to the trustee a Company Order to the effect that the Global Notes of a series shall be exchangeable for notes in certificated form, or

  (c)
  an Event of Default has occurred and is continuing with respect to a series of notes,

the Global Note or Global Notes of the applicable series will be exchangeable for notes in certificated form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples of $1,000. The certificated notes will be registered in the name or names as DTC instructs the trustee. It is expected that instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in Global Notes.

        The information in this section concerning DTC and DTC's system has been obtained from sources that Occidental believes to be reliable, but Occidental takes no responsibility for the accuracy of the information. Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interest in the global securities among participants of DTC, it is under no obligation to perform or continue to perform the procedures, and the procedures may be discontinued at any time. Neither Occidental nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a discussion of certain material United States federal income tax consequences of the acquisition, ownership, and disposition of the notes by original purchasers of the notes at the purchase price indicated in the pricing supplement. This discussion is based on existing United States federal income tax law, which is subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal taxation which may be relevant to a particular holder in light of its specific investment circumstances, such as holders who hold the notes as part of a straddle, hedge, conversion, or synthetic security transaction for United States federal income tax purposes, holders who have a functional currency other than the U.S. dollar, or holders subject to special treatment under the United States federal income tax law, such as financial institutions, insurance companies, partnerships, tax-exempt organizations, and broker-dealers. In addition, this discussion does not describe any aspects of foreign, state, or local tax laws. This discussion assumes that purchasers will hold the notes as "capital assets," which generally means property held for investment under the Internal Revenue Code of 1986, as amended, or the "Code." We urge you to consult your tax advisor regarding the United States federal tax consequences of acquiring, holding, and disposing of the notes, as well as any tax consequences that may arise under the laws of any foreign, state, local, or other taxing jurisdiction.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of a note that is, for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation, or partnership (including an entity treated as a corporation or a partnership for United States federal income tax purposes), created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia;

  •
  an estate, the income of which is subject to United States federal income tax regardless of its source; or

  •
  a trust, the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. In addition, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated will also be considered U.S. holders.

        For purposes of this discussion, the term "non-U.S. holder" means a beneficial owner of a note that is not a U.S. holder.

U.S. Holders

Original Issue Discount

        Notes with a term greater than one year may be issued with original issue discount for United States federal income tax purposes. Notes will be issued with original issue discount if the stated principal amount due at maturity of a note exceeds its issue price by more than a statutory minimum, or if a note has specified interest payment characteristics such as interest payable less frequently than annually, interest holidays, interest payable in additional notes, specified stepped interest rates, or specified rates based on multiple indices. If a note is issued with original issue discount, a U.S. holder of the note will generally be required to include original issue discount in gross income as ordinary interest income for United States federal income tax purposes in advance of the receipt of the cash payment to which such income is attributable. The amount of original issue discount to be included in income in any tax period will be determined using a constant yield to maturity method, which will result in a greater portion of discount being included in income in the later part of the term of the note. Any amounts included in income as original issue discount will increase a U.S. holder's adjusted tax basis in the note. The treatment of notes with contingent payments, such as indexed notes, will be different and is described below. Additional information with respect to such treatment may be provided in the pricing supplement relating to the notes.

        Occidental will report annually to the Internal Revenue Service and to each holder of a note the amount of original issue discount accrued on the note. We urge you to consult your tax advisor regarding the particular original issue discount characteristics of the note that is offered.

Acquisition Discount

        Notes that have a fixed maturity of one year or less may be issued with acquisition discount. Acquisition discount may arise if the stated principal amount at maturity of a note exceeds the taxpayer's basis in the note. Accrual method taxpayers, taxpayers in specified classes, and cash method taxpayers making an election to accrue acquisition discount will generally be required to include acquisition discount in income currently in an amount and manner similar to that applicable to original issue discount. A cash method U.S. holder who makes this election cannot revoke the election without the consent of the Internal Revenue Service, and the election applies to all short-term obligations acquired by the U.S. holder in the taxable year in which the election is made and in all subsequent taxable years. Cash method taxpayers holding notes with acquisition discount who do not elect to accrue acquisition discount are not required to include accrued acquisition discount in income until the cash payments attributable to such amounts are received, which amounts will be treated as ordinary income. A U.S. holder who does not recognize acquisition discount on a note currently may also be subject to limitations on the deductibility of interest on indebtedness incurred to purchase or carry the note.

Disposition of Notes

        In general, and subject to the previous discussion of acquisition discount, a U.S. holder of a note will recognize capital gain or loss on the sale, redemption, exchange or other taxable disposition of the note in an amount equal to the difference between (1) the amount realized, except to the extent attributable to accrued but unpaid interest (other than accrued original issue discount previously included in income), and (2) the U.S. holder's adjusted tax basis in the note. A U.S. holder's adjusted tax basis in a note generally will equal such U.S. holder's initial investment in the note, increased by any original issue discount included in income and decreased by the amount of any payments other than "qualified stated interest" (as defined for United States federal income tax purposes) received with respect to the note. Special rules may apply to an index note, as described below.

Foreign Currency Notes

  Interest Payments and Original Issue Discount

        A U.S. holder will be subject to tax on interest accrued or received on notes that are denominated in, or determined by reference to, a currency or currencies other than the U.S. dollar, or "foreign currency notes," in accordance with the U.S. holder's regular method of tax accounting for United States federal income tax purposes, and any original issue discount must be included in income as it accrues. Regardless of whether an interest payment is converted into U.S. dollars, the amount of interest income, including any original issue discount, required to be included in income, or "includible amount," will generally be:

  •
  in the case of a cash method taxpayer, the U.S. dollar value of the foreign currency interest payment based on the exchange rate prevailing on the date of receipt of the payment plus the amount of any accrued original issue discount, as described below, and

  •
  in the case of an accrual method taxpayer, the average U.S. dollar value of the accrued amounts based on the average exchange rate prevailing during the interest accrual period, unless an election is made under the Treasury regulations to use a different exchange rate. The U.S. dollar value will be the U.S. holder's tax basis in the foreign currency. The amount of original issue discount on a foreign currency note required to be included in income will generally be computed for each accrual period in the relevant foreign currency and then translated into a U.S. dollar value based on the average exchange rate prevailing during the accrual period.

        An accrual method taxpayer will be required to recognize gain or loss upon the receipt of interest payments in a foreign currency on a foreign currency note as a result of fluctuations in currency exchange rates between the dates of accrual and receipt. This "exchange gain or loss" will be equal to the U.S. dollar value of the foreign currency payment based on the exchange rate prevailing on the date of receipt of such payment less the includible amount. Similarly, upon the sale, exchange or retirement of a foreign currency note, a U.S. holder who receives proceeds in a foreign currency which are attributable to original issue discount or, in the case of an accrual method holder, accrued but unpaid interest, will be required to recognize exchange gain or loss. Such exchange gain or loss is recognized only to the extent of total gain or loss realized on the transaction and will be treated as ordinary income or loss.

  Purchase and Disposition of the Foreign Currency Notes

        A U.S. holder's tax basis in a foreign currency note will be the U.S. dollar value of the foreign currency amount paid for the foreign currency note based on the exchange rate prevailing on the date of purchase of the foreign currency note, plus the U.S. dollar value of any accrued original issue discount on the foreign currency note that the holder has included in gross income. A U.S. holder who converts U.S. dollars to a foreign currency and immediately uses that currency to purchase a foreign currency note denominated in the same currency will ordinarily not recognize exchange gain or loss in connection with such conversion and purchase. If a U.S. holder purchases a foreign currency note with previously owned foreign currency, the U.S. holder will recognize exchange gain or loss in an amount equal to the difference, if any, between the U.S. holder's tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note based on the exchange rate prevailing on the date of purchase. Gain or loss will be recognized upon the sale, exchange, redemption, or other disposition of a foreign currency note equal to the U.S. dollar value of the foreign currency received upon such disposition, as determined on the date of disposition, less the U.S. dollar tax basis in the foreign currency note. Gain or loss that is recognized will be treated as ordinary income or loss to the extent it is exchange gain or loss. Any gain or loss recognized in excess of the exchange gain or loss will be treated as capital gain or loss.

  Exchange of the Foreign Currency

        Foreign currency received or accrued as interest on a foreign currency note or on the sale, exchange, redemption, or other disposition of a foreign currency note will have a tax basis equal to its U.S. dollar value based on the exchange rate prevailing at the time the interest is received or accrued or at the time of the disposition. Any gain or loss recognized on a subsequent sale or other disposition of the foreign currency will be ordinary income or loss.

Multicurrency Notes

        The treatment of multicurrency notes may be subject to special rules which will be set forth in the applicable pricing supplement.

Variable Rate Notes

        A floating rate note will generally be governed by the Treasury regulations with respect to variable rate notes. In general, a "variable rate note" is a debt instrument:

  •
  with an issue price that does not exceed the sum of the noncontingent principal payments to be made on the note by more than a specified amount, and

  •
  that provides for stated interest unconditionally payable or compounded at least annually at the current value of:

  (1)
  one or more qualified floating rates;

  (2)
  a single fixed rate and one or more qualified floating rates;

  (3)
  a single objective rate; or

  (4)
  a single fixed rate and a qualified inverse floating rate.

        A qualified floating rate is a rate that can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. An objective rate is a rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate whose variations can reasonably be expected to reflect inversely contemporaneous variations in the qualified floating rate. Occidental will provide notice in the applicable pricing supplement when it determines that a particular floating rate note will be a variable rate note because certain types of floating rate notes will not be subject to the rules described in this section. A variable rate note issued for a price equal to its stated principal amount due at maturity will generally not be subject to the original issue discount rules described above.

        A variable rate note may be subject to the rules described under the heading "Original Issue Discount" if, among other circumstances, it is issued at a price less than its stated principal amount due at maturity. To determine the amount of original issue discount to be included in income, if any, the variable rate note must be converted into a fixed rate debt instrument by substituting an appropriate fixed rate for the variable rate or rates, and then the rules under the heading "Original Issue Discount" must be applied. In certain circumstances, if the interest actually accrued or paid during an accrual period is greater or less than the interest assumed to be accrued or paid under the equivalent fixed rate debt instrument, appropriate adjustments must be made to the original issue discount allocable to the period.

Contingent Payment Notes

        Notes issued by Occidental, such as indexed notes, may be treated as contingent payment notes if the notes do not qualify as variable rate notes. Occidental will provide notice in the applicable pricing supplement when it determines that a particular note will be a contingent payment note.

        Interest on notes that are treated as contingent payment notes will accrue under the constant yield method based upon a "projected payment schedule," to be established by Occidental in accordance with the Treasury regulations and reported by Occidental to holders. The projected payment schedule for the contingent payment notes will consist of all stated principal and interest payments and a projected amount and time for each contingent payment. Because the yield of the contingent payment notes for United States federal income tax purposes will be determined assuming that the projected payments are made on definite dates, a U.S. holder's income inclusions may be accelerated in comparison to the time when payments under the notes are in fact made. All amounts includible in income by a U.S. holder of contingent payment notes as ordinary interest will be treated as original issue discount. The yield, timing, and amounts set forth in the projected payment schedule are for

United States federal income tax purposes only and are not assurances by Occidental with respect to any aspect of the notes. U.S. holders will generally be bound by the projected payment schedule. The Internal Revenue Service can, however, disregard a projected payment schedule if it determines the schedule to be unreasonable.

        If the actual amount of a contingent interest payment differs from the projected amount of the payment, the difference will result in either a positive or a negative adjustment to be taken into account by a U.S. holder. These adjustments will generally increase or decrease the amount includible in income as interest on the notes. If the actual amount of a contingent interest payment is greater than the projected amount of the payment, the difference will be a positive adjustment. If the projected amount of a contingent interest payment is greater than the actual amount of the payment, the difference will be a negative adjustment. Positive and negative adjustments for a taxable year will be netted.

        A net positive adjustment for the taxable year will be treated by the U.S. holder as additional interest for the year. A net negative adjustment for the taxable year will be taken into account as follows:

  •
  first, the net negative adjustment for the taxable year will offset the interest that would have accrued on the contingent payment notes for the taxable year based on the projected payment schedule;

  •
  second, if the net negative adjustment exceeds the amount of interest that accrued on the contingent payment notes for the taxable year, the excess will be treated as an ordinary loss by the holder to the extent of all prior interest, including positive adjustments, accrued on the contingent payment notes, net of all prior negative adjustments;

  •
  third, the excess will be treated as a negative adjustment that occurs on the first day of the succeeding taxable year; and

  •
  fourth, any unused net negative adjustment will reduce the amount realized by the holder on the sale, exchange or other taxable disposition of the contingent payment notes.

        A U.S. holder of a contingent payment note will generally recognize gain or loss upon the sale, redemption, exchange or other disposition of such note in an amount equal to the difference between (i) the amount realized reduced by the unused net negative adjustment described above and (ii) the U.S. holder's adjusted tax basis in such note. A U.S. holder's adjusted tax basis in a note generally will be equal to the price paid for such note, increased by the amount of original issue discount previously accrued on the note (generally determined without regard to the adjustment described above), and decreased by the amount of any noncontingent payments and the projected amount of contingent payments previously made on the note. Any gain recognized upon such disposition will generally be ordinary interest income, while any loss recognized will be ordinary loss to the extent that the U.S. holder's total interest inclusions on a note exceed the total net negative adjustments on the note that the U.S. holder took into account as ordinary loss under the rules described above, and any additional loss will generally be a capital loss.

Renewable, Extendable and Amortizing Notes

        Unless otherwise stated in the pricing supplement, a U.S. holder generally will not recognize gain or loss upon an election to extend the term of all or any portion of a renewable note.

        The treatment of extendable notes (see "Description of the Notes—Extension of Maturity") and Amortizing Notes may be subject to special rules which will be set forth in the applicable pricing supplement.

Non-U.S. Holders

        Under current United States federal income and estate tax law, assuming the certification requirements described below are satisfied, and subject to the discussion of backup withholding below:

(a)
payments of principal and interest, including any original issue discount, on the notes to any non-U.S. holder will generally not be subject to United States federal income or withholding tax, provided that:

(1)
the non-U.S. holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of Occidental entitled to vote;

(2)
the non-U.S. holder is not:

(i)
a foreign tax exempt-organization or a foreign private foundation for United States federal income tax purposes;

(ii)
a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business; or

(iii)
a controlled foreign corporation that is related to Occidental through stock ownership; and

(3)
the interest payments are not effectively connected with the conduct of a United States trade or business of the non-U.S. holder;

(b)
a non-U.S. holder of a note will not be subject to United States federal income tax on gain realized on the sale, exchange, redemption, or other disposition of a note, unless:

(1)
the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other requirements are met, or

(2)
the gain is effectively connected with the conduct of a United States trade or business of the non-U.S. holder;

(c)
if interest on the notes is exempt from withholding of United States federal income tax under the rules described above, the notes will not be included in the estate of a non-U.S. holder for United States federal estate tax purposes.

        To qualify for the above exemption from withholding of interest on the notes, a non-U.S. holder must certify that it is not a United States person by supplying a statement that:

(a)
is signed by the beneficial owner of the note under penalties of perjury;

(b)
certifies that the beneficial owner is not a United States person; and

(c)
provides the name and address of the beneficial owner.

This statement may be made on an Internal Revenue Service Form W-8BEN, or a substantially similar or successor form. In general, if a note is held through a securities clearing organization or a financial institution, the organization or institution may furnish the statement together with a copy of the beneficial owner's statement as provided to the organization or institution.

Backup Withholding and Information Reporting

        Backup withholding tax and information reporting will not apply to payments to a non-U.S. holder on which either the certification, as described above, has been received or an exemption has otherwise been established; provided that neither Occidental nor its payment agent has actual knowledge or reason to know that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Information reporting and backup withholding requirements will, however, apply to the gross proceeds paid to a non-U.S. holder on the disposition of the notes by or through a United States office of a United States or foreign broker, unless the non-U.S. holder certifies to the broker under penalties of perjury as to its name, address, and status as a foreign person or the holder otherwise establishes an exemption and the broker has no actual knowledge or reason to know that the holder is a United States person or that conditions of any other exemption are not in fact satisfied. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the notes by or through a foreign office of a United States broker or foreign brokers with specified types of relationships to the United States. Neither information reporting nor backup withholding will generally apply to a payment of the proceeds of a disposition of the notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be credited against the non-U.S. holder's United States federal income tax liability and, in the event backup withholding results in an overpayment of tax, the non-U.S. holder may claim a refund, provided the required information is furnished to the Internal Revenue Service.

PLAN OF DISTRIBUTION

        Occidental is offering the notes for sale on a continuing basis to or through the agents. The agents, individually or in a syndicate, may purchase notes, as principal, from Occidental from time to time, for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable agent or agents, or, if so specified in the applicable pricing supplement, for resale at a fixed public offering price. Unless otherwise specified in an applicable pricing supplement, any note sold to the agents as principal will be purchased by the agents at a price equal to 100% of the principal amount of the note less a percentage of the principal amount equal to the commission applicable to an agency sale as described below of a note of identical maturity. If agreed to by Occidental and the agents at the particular time, the agents may utilize their reasonable efforts on an agency basis to solicit offers to purchase the notes at 100% of the principal amount of the notes, unless otherwise specified in an applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, Occidental will pay a commission to the agents, ranging from [0.125% to 0.750]% of the principal amount (or, in the case of an Original Issue Discount Note, the price to the public) of a note, depending upon its stated maturity. Occidental will negotiate commissions with respect to notes with a stated maturity in excess of 30 years, that are sold through an agent on an agency basis at the time of the related sale. Occidental may also sell notes directly to investors. If Occidental sells notes directly to investors, it will not pay any commissions or discounts. In addition, Occidental may appoint additional agents for the purpose of soliciting offers to purchase notes or may sell to other agents acting as principal. Those agents will be named in the applicable pricing supplement.

        The agents may sell notes they have purchased from Occidental as principal to other dealers for resale to investors, and may allow any portion of the discount received in connection with those purchases from Occidental to those dealers. The agents may allow, and the dealers may reallow, a discount to other dealers. After the initial public offering of notes, the public offering price, in the case of notes to be resold at a fixed public offering price, the concession and the discount allowed to dealers may be changed.

        Occidental reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice and may reject orders, in whole or in part, whether placed directly with Occidental or through the agents. Each agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by that agent.

        Unless otherwise specified in an applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in U.S. dollars or the Specified Currency, as the case may be, in The City of New York on the date of settlement.

        No note will have an established trading market when issued. Unless specified in the applicable pricing supplement, Occidental will not list the notes on any securities exchange. The agents may from time to time purchase and sell notes in the secondary market, but the agents are not obligated to do so, and Occidental cannot assure you that there will be a secondary market for the notes or liquidity in the secondary market if one develops. From time to time, the agents may make a market in the notes, but the agents are not obligated to do so and may discontinue any market-making activity at any time.

        The agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. Occidental has agreed to indemnify the agents against or to make contributions relating to certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the agents may be required to make in respect thereof. Occidental has agreed to reimburse the agents for certain expenses.

        From time to time, Occidental and the trusts may issue and sell other securities described in the accompanying prospectus, and the amount of notes that Occidental may offer and sell under this prospectus supplement will be reduced as a result of those sales.

        In connection with the offering of notes purchased by the agents as principal on a fixed price basis, the agents are permitted to engage in certain transactions that stabilize the price of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the agents create a short position in the notes in connection with the offering by selling notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement, then the agents may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of the notes to be higher than in the absence of these purchases.

        Neither Occidental nor the agents make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither Occidental nor the agents make any representation that the agents will engage in any of those transactions or that those transactions, once commenced, will not be discontinued without notice.

        In the ordinary course of their respective businesses, the agents and their respective affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with Occidental and its affiliates.

Prospectus

$1,500,000,000

OCCIDENTAL PETROLEUM CORPORATION

Senior Debt Securities
Subordinated Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units

OXY CAPITAL TRUST II
OXY CAPITAL TRUST III

Trust Preferred Securities Guaranteed To The Extent Set Forth In This Prospectus By Occidental Petroleum Corporation

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is April 7, 2005.

FORWARD-LOOKING STATEMENTS

        Portions of this prospectus contain or incorporate by reference forward-looking statements which involve risks and uncertainties that could significantly affect expected results of operations, liquidity, cash flows and business prospects. These risks and uncertainties include, but are not limited to:

  •
  global commodity pricing fluctuations;

  •
  competitive pricing pressures;

  •
  higher than expected costs;

  •
  crude oil, natural gas and chemical prices;

  •
  potential liability for remedial actions under existing or future environmental regulations and litigation;

  •
  potential liability resulting from pending or future litigation;

  •
  general domestic and international political conditions;

  •
  potential disruption or interruption of Occidental's production or manufacturing facilities due to accidents, catastrophic occurrences, political events or insurgent activity;

  •
  potential failure to achieve expected production from existing and future oil and gas development projects;

  •
  supply and demand considerations for our products;

  •
  any general economic recession or slowdown domestically or internationally;

  •
  technological changes in the energy industry;

  •
  regulatory uncertainties; and

  •
  not successfully completing, or any material delay of, any development of new fields, expansion, capital expenditure, efficiency improvement project, acquisition or disposition.

        Forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "will," "should," "could" or similar expressions, which convey the uncertainty of future events or outcomes. Except to the extent required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus or in the incorporated documents might not occur. For additional risks and uncertainties, see Occidental's periodic reports filed with the Securities and Exchange Commission ("SEC").

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement Occidental and the trusts filed with the SEC using a "shelf" registration process. Under this shelf registration process, Occidental may sell any combination of the senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock, warrants, stock purchase contracts and stock purchase units, and the trusts may sell preferred securities as described in this prospectus in one or more offerings up to a total dollar amount of $1,500,000,000 (or the equivalent thereof if any of the securities are denominated in a currency, currency unit or composite currency other than the U.S. dollar).

        This prospectus provides you with a general description of the securities Occidental and the trusts may offer. Each time Occidental or a trust sells securities, it will provide a prospectus supplement and, for certain offerings, a pricing supplement, that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any pricing supplement together with the additional information described under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        Occidental files annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Occidental.

        This prospectus is part of a registration statement filed with the SEC by Occidental and the trusts. You may obtain the full registration statement from the SEC as indicated above or from Occidental.

        The SEC allows Occidental to "incorporate by reference" the information it files with the SEC. This permits Occidental to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to this prospectus will automatically be deemed to update and supersede this information. In all cases, you should rely on the later information over contrary information included in this prospectus or the prospectus supplement. Occidental incorporates by reference the following documents which have been filed with the SEC (other than information in such documents that is deemed not to be filed):

  •
  Annual Report on Form 10-K for the year ended December 31, 2004; and

  •
  Current Reports on Form 8-K, dated January 5, 2005, January 13, 2005, February 8, 2005, February 10, 2005, February 22, 2005 and April 6, 2005.

        Occidental also incorporates by reference any future filings made by Occidental with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than information in such documents that is deemed not to be filed) until our offering of securities has been completed.

        Occidental will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference to this prospectus. Requests should be directed to Occidental Petroleum Corporation, 10889 Wilshire Boulevard, Los Angeles, California 90024, Attn: J. R. Havert, Vice President and Treasurer; telephone: (310) 208-8800.

        You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplements. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

        Except as provided above, no other information, including information on our internet site, is incorporated by reference in this prospectus.

        There are no separate financial statements of the trusts in this prospectus. Occidental does not believe such financial statements would be helpful because:

  •
  The trusts are direct or indirect wholly-owned subsidiaries of Occidental, which files consolidated financial information under the Exchange Act.

  •
  The trusts do not have any independent operations other than issuing the preferred and common securities and purchasing the subordinated debt securities.

  •
  Occidental guarantees the preferred securities of the trusts as described in this prospectus.

OCCIDENTAL

        Occidental's principal businesses consist of two industry segments. The oil and gas segment explores for, develops, produces and markets crude oil and natural gas. The chemicals segment manufactures and markets basic chemicals, vinyls and performance chemicals. Occidental's executive offices are located at 10889 Wilshire Boulevard, Los Angeles, California 90024; telephone (310) 208-8800.

THE TRUSTS

        Occidental created two Delaware statutory trusts pursuant to two Declarations of Trust. The trusts are named Oxy Capital Trust II and Oxy Capital Trust III. As used in this prospectus, the words "trust" or "trusts" refer to Oxy Capital Trust II and Oxy Capital Trust III. Occidental will file an Amended and Restated Declaration of Trust (a "Declaration") for each trust, which will state the terms and conditions for each trust to issue and sell its preferred securities and common securities. A form of Declaration is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

        Each trust will exist solely to:

  •
  issue and sell its preferred and common securities;

  •
  use the proceeds from the sale of its preferred and common securities to purchase a series of Occidental's subordinated debt securities; and

  •
  engage in other activities that are necessary or incidental to these purposes.

        Occidental will purchase all of the common securities of each trust. Unless otherwise specified in the applicable prospectus supplement, the common securities will represent an aggregate liquidation amount equal to at least 3 percent of each trust's total capitalization. The preferred securities will represent the remaining 97 percent of each trust's total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the preferred securities. However, if Occidental defaults on the related subordinated debt securities, then cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinate to the preferred securities in priority of payment.

        Occidental will guarantee the preferred securities as described later in this prospectus. Occidental has appointed five trustees to conduct each trust's business and affairs:

  •
  The Bank of New York ("Property Trustee");

  •
  The Bank of New York (Delaware) ("Delaware Trustee"); and

  •
  Three Occidental officers ("Regular Trustees").

        Only Occidental, as owner of the common securities of each trust, can remove or replace the trustees. In addition, Occidental can increase or decrease the number of trustees. However, the majority of trustees will always be Regular Trustees. The duties and obligations of the trustees will be governed by each trust's Declaration.

        Occidental will pay all fees and expenses related to each trust and each offering of the related preferred securities and will pay all ongoing costs and expenses of each trust, except that trust's obligations under the related preferred and common securities. The trusts will not have separate financial statements. The statements would not be material to holders of the preferred securities because no trust will have any independent operations. Each trust exists solely for the reasons summarized above. The trusts' principal place of business is c/o Occidental Petroleum Corporation, 10889 Wilshire Boulevard, Los Angeles, California 90024; telephone number (310) 208-8800.

USE OF PROCEEDS

        The net proceeds Occidental receives from the sale of securities offered under this prospectus will be used for general corporate purposes. Each trust will use all proceeds from the sale of the common and preferred securities to purchase subordinated debt securities of Occidental. The prospectus supplement with respect to any offering of securities may identify different or additional uses for the proceeds of that offering.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth Occidental's total enterprise ratio of earnings to fixed charges based on the historical results of Occidental and its subsidiaries. For the purpose of calculating this ratio, earnings consist of income from continuing operations before income taxes (other than foreign oil and gas taxes) and fixed charges. Fixed charges include interest and debt expense, including the proportionate share of interest and debt expense of 50-percent-owned equity investments, and the portion of lease rentals representative of the interest factor. Occidental had no preferred stock outstanding for the periods presented and, therefore, the ratio of earnings to combined fixed charges and preferred stock dividends would be the same as the ratio of earnings to fixed charges presented below.

	Years Ended December 31,
	2004	2003	2002	2001	2000
Ratio of Earnings to Fixed Charges	12.35	7.90	5.63	4.73	5.81

DESCRIPTION OF SECURITIES

        This prospectus contains a summary of the senior debt securities, the subordinated debt securities, the preferred stock, the depositary shares, the common stock, the warrants, the stock purchase contracts, the stock purchase units, the preferred securities and the preferred securities guarantees. These summaries are not meant to be a complete description of each security. However, this prospectus, the accompanying prospectus supplement and the accompanying pricing supplement, if applicable, contain the material terms and conditions for each security. For more information please refer to (1) the indenture (the "Senior Indenture") between Occidental and The Bank of New York, as trustee ("Senior Indenture Trustee"), relating to the issuance of each series of senior debt securities, (2) the indenture (the "Subordinated Indenture") between Occidental and The Bank of New York, as trustee (the "Subordinated Indenture Trustee") relating to the issuance of each series of subordinated debt securities, (3) the certificate of designation relating to each series of preferred stock, (4) the deposit agreement and the depositary receipts relating to offerings of depositary shares, (5) Occidental's Restated Certificate of Incorporation, as amended, and By-Laws, as amended, relating to offerings of preferred stock, common stock, stock purchase contracts, stock purchase units and warrants to purchase preferred stock, depositary shares or common stock, (6) the Declaration of each trust, (7) the warrant agreement relating to the issuance of a warrant to purchase debt securities, preferred stock, depositary shares or common stock, (8) the stock purchase contract relating to the purchase of common stock, preferred stock or depositary shares, (9) the stock purchase unit agreement relating to the issuance of stock purchase units and (10) Occidental's guarantee of the preferred securities issued by each trust (the "Preferred Securities Guarantees"). Forms of these documents are filed with or incorporated by reference as exhibits to the registration statement (or in the case of an offering of preferred stock, depositary shares, stock purchase contracts or stock purchase units, will be filed as exhibits to the registration statement), which includes this prospectus. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

DESCRIPTION OF SENIOR DEBT SECURITIES

General

        Occidental may issue one or more series of senior debt securities pursuant to this prospectus.

        Below is a description of certain general terms of the senior debt securities. The description is not complete and is subject to and qualified in its entirety by reference to the Senior Indenture. The particular terms of a series of senior debt securities will be described in a prospectus supplement and, if applicable, a pricing supplement.

        The senior debt securities will rank equally with all of Occidental's senior and unsubordinated debt. The Senior Indenture will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Senior Indenture does not limit the amount of senior debt securities which Occidental may issue, nor does it limit Occidental or its subsidiaries from issuing any other unsecured debt.

        Occidental will issue the senior debt securities under the Senior Indenture. The Senior Indenture is incorporated by reference as an exhibit to the registration statement which includes this prospectus.

        Each prospectus supplement, together with a pricing supplement, if applicable, will describe the following terms relating to a series of senior debt securities, as follows:

  •
  the title;

  •
  any limit on the amount that may be issued;

  •
  whether or not that series of senior debt securities will be issued as registered securities, bearer securities or both;

  •
  the price at which that series of senior debt securities will be issued, which may be at a discount;

  •
  whether or not that series of senior debt securities will be issued in global form, the terms and who the depositary will be;

  •
  the maturity date(s);

  •
  the person to whom any interest will be payable on any registered security, if other than the person in whose name that security is registered at the close of business on the regular record date;

  •
  the annual interest rate(s), if any, (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record date(s) for interest payment date(s) or the method for determining such date(s);

  •
  the place(s) where payments shall be payable, registered securities may be surrendered for registration of transfer, securities may be surrendered for exchange, and notices and demands to or upon Occidental may be served;

  •
  the period(s) within which, and the price(s) at which, that series of senior debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and other related terms and provisions;

  •
  whether the debt securities are convertible or exchangeable into any other security, and if so, the conversion or exchange terms;

  •
  any mandatory or optional sinking fund provisions or any provisions for remarketing that series of senior debt securities and other related terms and provisions;

  •
  the denominations in which that series of senior debt securities will be issued, if other than denominations of $1,000 in the case of registered securities and any integral multiple thereof, and in the case of bearer securities, if other than denominations of $5,000 and $100,000;

  •
  the currency or currencies, including composite currencies or currency units, in which that series of senior debt securities may be denominated or in which payment of the principal of and interest on, if any, that series of senior debt securities shall be payable, if other than the currency of the United States of America, and, if so, whether that series of senior debt securities may be satisfied and discharged other than as provided in Article Four of the Senior Indenture;

  •
  if the amounts of payments of principal of and interest on, if any, that series of senior debt securities are to be determined with reference to an index, formula or other method, or based on a coin or currency other than that in which that series of senior debt securities are stated to be payable, the manner in which such amounts shall be determined and the calculation agent, if any, with respect thereto;

  •
  if other than the principal amount thereof, the portion of the principal amount of that series of senior debt securities that will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default;

  •
  if other than as defined in the Senior Indenture, the meaning of "Business Day" when used with respect to that series of senior debt securities;

  •
  if that series of senior debt securities may be issued or delivered (whether upon original issuance or upon exchange of a temporary security of such series or otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the Senior Indenture, the forms and terms of those certificates, documents or conditions;

  •
  any addition to, or modification or deletion of, any event of default, covenant of Occidental or other term or provision specified in the Senior Indenture with respect to that series of senior debt securities; and

  •
  any other terms (which terms may be inconsistent with the Senior Indenture).

        Each prospectus supplement or pricing supplement, as applicable, may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the senior debt securities that prospectus supplement or pricing supplement covers, as applicable.

Consolidation, Merger or Sale

        The Senior Indenture generally permits Occidental to merge or consolidate, or sell, convey, transfer or otherwise dispose of its assets as an entirety or substantially as an entirety, provided that no event of default would occur as a result of that transaction. However, any successor or acquiror of such assets must assume all of the obligations of Occidental under the Senior Indenture and the senior debt securities and be organized and existing under U.S. laws.

Limitation on Liens

        Occidental will not, nor will it permit any Consolidated Subsidiary (as defined below), to incur, create, assume, guarantee or otherwise become liable with respect to any Secured Debt (as defined below), unless the Securities are secured equally and ratably with (or prior to) such Secured Debt. This covenant will not apply to:

  (1)
  Liens (as defined below) existing on the date of the Senior Indenture;

  (2)
  Liens existing on property of, or on any shares of stock or Indebtedness of, any corporation at the time such corporation becomes a Consolidated Subsidiary;

  (3)
  Liens in favor of Occidental or a Consolidated Subsidiary;

  (4)
  Liens in favor of governmental bodies to secure progress, advance or other payments;

  (5)
  Liens existing on property, shares of stock or Indebtedness at the time of acquisition thereof (including acquisition through merger or consolidation) or Liens to secure the payment of all or any part of the purchase price thereof or the cost of construction, installation, renovation, improvement or development thereon or thereof or to secure any Indebtedness incurred prior to, at the time of, or within 360 days after the later of the acquisition, completion of such construction, installation, renovation, improvement or development or the commencement of full operation of such property or within 360 days after the acquisition of such shares or Indebtedness for the purpose of financing all or any part of the purchase price or cost thereof; and

  (6)
  any extension, renewal or refunding of any Liens referred to in the foregoing clauses (1) through (5).

        Notwithstanding the foregoing, Occidental and one or more Consolidated Subsidiaries may incur, create, assume, guarantee or otherwise become liable with respect to Secured Debt that would otherwise be subject to the foregoing restrictions if, after giving effect thereto, the aggregate amount of all Secured Debt, together with the Discounted Rental Value (as defined below) in respect of sale and leaseback transactions subject to the restrictions discussed in the following paragraph (excluding sale and leaseback transactions exempted from such restrictions pursuant to clause (1) or (2) of the last sentence of such paragraph), would not exceed 10 percent of consolidated Net Tangible Assets (as defined below) of Occidental and its Consolidated Subsidiaries.

Limitations on Sale and Leaseback Transactions

        Occidental will not, nor will it permit any Consolidated Subsidiary to, sell and lease back any Principal Domestic Property (as defined below) unless:

  (1)
  the sale has occurred within 360 days after the later of the acquisition, completion of construction or commencement of full operations of the Principal Domestic Property;

  (2)
  Occidental or such Consolidated Subsidiary could subject such Principal Domestic Property to a Lien pursuant to the provisions described above under "Limitation on Liens" in an amount equal to the Discounted Rental Value with respect to the sale and leaseback transaction without equally and ratably securing the Securities; or

  (3)
  Occidental or such Consolidated Subsidiary, within 120 days after such sale, applies or causes to be applied to the retirement of its Funded Debt (as defined below) an amount (subject to credits for certain voluntary retirements of Funded Debt) not less than the greater of (a) the net proceeds of the sale of the Principal Domestic Property leased pursuant to such arrangement or (b) the fair value (as determined in any manner approved by the Board of Directors of Occidental) of the Principal Domestic Property so leased.

        This restriction will not apply to any sale and leaseback transaction (1) between Occidental and a Consolidated Subsidiary or between Consolidated Subsidiaries or (2) involving the taking back of a lease for a period, including renewals, of not more than three years.

Certain Definitions

        "Consolidated Subsidiary" means any Subsidiary included in the financial statements of Occidental and its Subsidiaries prepared on a consolidated basis in accordance with generally accepted accounting principles.

        "Discounted Rental Value" means, as to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent (after deducting the amount of rent to be received by such Person under noncancelable subleases) required to be paid by such Person under such lease during the remaining noncancelable term thereof (including any such period for which such lease has been extended or may, at the option of the lessor, be extended), discounted from the respective due dates thereof to such date at a rate per annum of 11 3/4 percent. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. If and to the extent the amount of any rent during any future period is not definitely determinable under the lease in question, the amount of such rent shall be estimated in such reasonable manner as the Board of Directors of Occidental may in good faith determine.

        "Funded Debt" means all Indebtedness maturing one year or more from the date of the creation thereof, all Indebtedness directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more, even though such Indebtedness may also conform to the definition of Short-Term Borrowing.

        "Lien" means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance to secure Indebtedness for borrowed money but excluding any security interest which a lessor may be deemed to have under a lease and any lien which may be deemed to exist under a Production Payment or under any subordination arrangement.

        "Net Tangible Assets" of any specified Person means the total of all assets properly appearing on a balance sheet of such Person prepared in accordance with generally accepted accounting principles, after deducting from such total, without duplication of deductions, (1) all Current Liabilities of such Person; (2) that portion of the book amount of all such assets which would be treated as intangibles under generally accepted accounting principles, including, without limitation, all such items as goodwill, trademarks, trade names, brands, copyrights, patents, licenses and rights with respect to the foregoing and unamortized debt discount and expense; and (3) the amount, if any, at which any stock of such Person appears on the asset side of such balance sheet.

        "Principal Domestic Property" means any (1) developed oil or gas producing property or (2) processing or manufacturing plant, in each case which as of the date of the Indenture is or thereafter is owned or leased by Occidental or any Consolidated Subsidiary and which is located in the continental United States (provided, however, that any such property or plant declared by the Board of Directors by Board Resolution not to be of material importance to the business of Occidental and its Consolidated Subsidiaries taken as a whole will be excluded from the foregoing definition).

        "Production Payment" means any economic interest in oil, gas or mineral reserves which (1) entitles the holder thereof to a specified share of future production from such reserves, free of the costs and expenses of such production, and (2) terminates when a specified quantity of such share of future production from such reserves has been delivered or a specified sum has been realized from the sale of such share of future production from such reserves.

        "Secured Debt" means any Indebtedness of Occidental or any Consolidated Subsidiary, secured by a Lien on any Principal Domestic Property or on any shares of stock or on any Indebtedness of any Consolidated Subsidiary which owns any Principal Domestic Property.

Events of Default Under the Senior Indenture

        The following are events of default under the Senior Indenture with respect to any series of senior debt securities issued:

  •
  failure to pay interest when due and such failure continues for 30 days and the time for payment has not been extended or deferred;

  •
  failure to pay the principal (or premium, if any) when due;

  •
  failure to observe or perform any other covenant contained in the senior debt securities or the Senior Indenture (other than a covenant specifically benefiting only another series of senior debt securities), and such failure continues for 60 days after Occidental receives notice from the Senior Indenture Trustee or holders of at least 25 percent in aggregate principal amount of the outstanding senior debt securities of that series;

  •
  acceleration of more than $50,000,000 of debt of Occidental, after which the accelerated debt is not discharged or the acceleration is not cancelled within 20 days after Occidental receives notice from the Senior Indenture Trustee or holders of at least 25 percent in aggregate principal amount of the outstanding senior debt securities of that series;

  •
  certain events of bankruptcy, insolvency or reorganization of Occidental; and

  •
  any other event of default specified in the prospectus supplement or pricing supplement, if any, relating to that series of senior debt securities.

        If an event of default with respect to senior debt securities of any series occurs and is continuing, the Senior Indenture Trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding senior debt securities of that series, by notice in writing to Occidental (and to the Senior Indenture Trustee if notice is given by such holders), may declare the principal of (or if such senior debt securities are discount securities, the portion of the principal amount specified in the applicable prospectus supplement or pricing supplement, if any), premium, if any, and accrued interest, if any, due and payable immediately.

        The holders of a majority in aggregate principal amount of the outstanding senior debt securities of an affected series may waive any past default or event of default with respect to that series and its consequences, except defaults or events of default regarding:

  •
  payment of principal or interest; or

  •
  covenants that cannot be modified or amended without the consent of each holder of any outstanding senior debt securities affected (as described under "—Modification of Senior Indenture; Waiver" below).

        Any waiver shall cure the corresponding default or event of default.

        Subject to the terms of the Senior Indenture, if an event of default under the Senior Indenture shall occur and be continuing, the Senior Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request or direction of any of the holders of the applicable series of senior debt securities, unless the holders have offered the Senior Indenture Trustee reasonable security or indemnity. The holders of a majority in principal amount of the outstanding senior debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Indenture Trustee, or exercising any trust or power conferred on the Senior Indenture Trustee, with respect to the senior debt securities of that series, provided that:

  •
  the direction given to the Senior Indenture Trustee is not in conflict with any law or the Senior Indenture;

  •
  the Senior Indenture Trustee may take any other action deemed proper by it which is not inconsistent with that direction; and

  •
  the Senior Indenture Trustee has not determined that the action would be unjustly prejudicial to the holders not involved in the proceeding.

        A holder of the senior debt securities of any series will have the right to institute a proceeding under the Senior Indenture or to appoint a receiver or trustee, or to seek other remedies only if:

  •
  the holder has given written notice to the Senior Indenture Trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25 percent in aggregate principal amount of the outstanding senior debt securities of that series have made written request to, and have offered reasonable indemnity to, the Senior Indenture Trustee to institute the proceedings as trustee; and

  •
  the Senior Indenture Trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of that series other conflicting directions, within 60 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of senior debt securities if Occidental defaults in the payment of the principal, premium, if any, or interest on, the senior debt securities.

        Occidental will periodically file statements with the Senior Indenture Trustee regarding its compliance with the conditions and covenants in the Senior Indenture.

Modification of Senior Indenture; Waiver

        Occidental and the Senior Indenture Trustee may change the Senior Indenture without the consent of any holders with respect to certain matters, including:

  •
  evidencing the succession of another person to Occidental and the assumption by it of the covenants of Occidental in the Senior Indenture and the corresponding series of securities;

  •
  adding to the covenants, agreements and obligations of Occidental for the benefit of the holders of that series of senior debt securities, or to surrender any right or power the Senior Indenture confers upon Occidental;

  •
  evidencing and providing for the acceptance of appointment under the Senior Indenture of a successor Senior Indenture Trustee with respect to the securities of one or more series and to add to or change any provisions of the Senior Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Senior Indenture Trustee;

  •
  curing any ambiguity or correcting any inconsistency in the Senior Indenture or making other provisions with respect to matters or questions arising under the Senior Indenture;

  •
  adding, changing or eliminating any provisions of the Senior Indenture (which addition, change or elimination may apply to one or more series of senior debt securities), provided that the addition, change or elimination neither (a) applies to any security of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of the provision nor (b) modifies the rights of holders of those securities with respect to the modified provisions;

  •
  securing the securities; or

  •
  changing anything else that does not adversely affect the interests of any holder of senior debt securities.

        In addition, under the Senior Indenture, the rights of holders of a series of senior debt securities may be changed by Occidental and the Senior Indenture Trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of each series that is affected. However, the following changes, among other things, may be made only with the consent of each holder of any outstanding senior debt securities affected:

  •
  changing the stated maturity of such senior debt securities;

  •
  reducing the principal amount of a discount security payable upon declaration of acceleration;

  •
  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any of the senior debt securities;

  •
  changing the place or currency of payment of principal or interest, if any, on any of the senior debt securities;

  •
  impairing the right to institute suit for the enforcement of any payment on or with respect to any of the senior debt securities; and

  •
  modifying any of the foregoing requirements or reducing the percentage of senior debt securities, the holders of which are required to consent to any amendment or waiver of any covenant or past default.

Form, Exchange and Transfer

        The senior debt securities of each series may be issued as registered securities, as bearer securities (with or without coupons) or both. Unless otherwise specified in the applicable prospectus supplement or the pricing supplement, if any, registered securities will be issued in denominations of $1,000 and any integral multiple thereof and bearer securities will be issued in denominations of $5,000 and $100,000. Subject to the terms of the Senior Indenture and the limitations applicable to global securities described in the applicable prospectus supplement or the pricing supplement, if any, registered securities will be exchangeable for other registered securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the Senior Indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement or pricing supplement, if any, senior debt securities issued as registered securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by Occidental for that purpose. Bearer securities will not be issued in exchange for registered securities. Unless otherwise provided in the senior debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but Occidental may require payment of any taxes or other governmental charges. Occidental has appointed the Senior Indenture Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by Occidental for any senior debt securities will be named in the applicable prospectus supplement. Occidental may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that Occidental will be required to maintain a transfer agent in each place of payment for the senior debt securities of each series.

        If the senior debt securities of any series are to be redeemed, Occidental will not be required to:

  •
  issue, register the transfer of, or exchange any senior debt securities of, that series during a period beginning at the opening of business 15 days before any selection of senior debt securities for redemption and ending, in the case of registered securities, at the close of business on the day of mailing of the relevant notice of redemption and, in the case of bearer securities, the first publication date of the notice, or if the senior debt securities of that series are also issuable as registered securities and there is no publication, at the close of business on the day of mailing of the notice;

  •
  in the case of registered securities, register the transfer of or exchange any senior debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any registered security being redeemed in part; or

  •
  in the case of bearer securities, exchange any senior debt securities so selected for redemption, except to exchange a bearer security for a registered security that is immediately surrendered for redemption.

Global Securities

        The senior debt securities of each series may be issued in whole or in part in global form. A senior debt security in global form will be deposited with, or on behalf of, a depositary, which will be named in an applicable prospectus supplement or pricing supplement, if any. A global security may be issued in either registered or bearer form and in either temporary or definitive form. A global senior debt security may not be transferred, except as a whole, among the depositary for that senior debt security and/or its nominees and/or successors. If any senior debt securities of a series are issuable as global securities, the applicable prospectus supplement or pricing supplement, if any, will describe any circumstances when beneficial owners of interest in that global security may exchange their interests for definitive senior debt securities of like series and tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on that global senior debt security and the specific terms of the depositary arrangement with respect to that global senior debt security.

Discharge

        Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, Occidental may terminate at any time its obligations under the Senior Indenture with respect to any series of senior debt securities by (1)(a) delivering all of the outstanding securities of that series to the Senior Indenture Trustee to be cancelled or (b) depositing with the Senior Indenture Trustee funds or non-callable United States government obligations sufficient to pay all remaining principal and interest on the series of senior debt securities and (2) complying with selected other provisions of the Senior Indenture.

        If Occidental elects to discharge its obligations by depositing United States obligations as described above, that election under present law is likely to be treated as a redemption of the senior debt securities of that series prior to maturity in exchange for the property deposited in trust. If so, each holder that acquired the senior debt securities on original issuance would generally recognize, at the time of discharge, gain or loss for United States federal income tax purposes measured by the difference between (1) the sum of (a) the amount of any cash and (b) the fair market value of any property deposited in trust deemed received by such holder (unless attributable to accrued interest) and (2) such holder's tax basis in the senior debt securities deemed surrendered. After the discharge, each such holder would be treated as if it held an undivided interest in the cash (or investments made therewith) and the property held in trust. Each such holder would generally be subject to tax liability in respect of interest income and original issue discount, if applicable, thereon and would recognize any gain or loss upon any disposition, including redemption, of the assets held in trust. Although tax might be owed, the holder of a discharged senior debt security would not receive cash (except for current payments of interest on that senior debt security) until the maturity or earlier redemption of that senior debt security. United States federal income tax treatment of this nature could affect the purchase price that a holder would receive upon the sale of the senior debt securities.

Information Concerning the Senior Indenture Trustee

        The Senior Indenture Trustee, other than during the occurrence and continuance of an event of default under the Senior Indenture, undertakes to perform only those duties as are specifically set forth in the Senior Indenture and, upon an event of default under the Senior Indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Senior Indenture Trustee is under no obligation to exercise any of the powers given it by the Senior Indenture at the request of any holder of senior debt securities unless it is offered reasonable security and indemnity by that holder against the costs, expenses and liabilities that it might incur. The Senior Indenture Trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

        The Bank of New York is a participating lender under Occidental's revolving credit agreement and provides commercial banking services to Occidental and its affiliates. The Bank of New York is the Senior Indenture Trustee and will also act as the Subordinated Indenture Trustee, the Property Trustee and the Preferred Securities Guarantee Trustee. In addition, an affiliate of The Bank of New York will act as the Delaware Trustee under each trust. However, if The Bank of New York acquires any conflicting interest when an event of default is pending, it must (with certain exceptions) eliminate the conflict or resign.

Payment and Payment Agents

        Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, payment of the interest on any senior debt securities (other than bearer securities) on any interest payment date will be made to the person in whose name those debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for the interest. Principal of and any premium and interest on the senior debt securities (other than bearer securities) of a particular series will be payable at the office of the paying agents that Occidental designates, except that, unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, interest payments may be made by wire transfer or by check mailed to the holder.

        Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, the corporate trust office of the Senior Indenture Trustee in The City of New York will be designated as sole paying agent for payments with respect to senior debt securities of each series. Any other paying agents initially designated by Occidental for the senior debt securities of a particular series will be named in the applicable prospectus supplement or pricing supplement, if any. Occidental will be required to maintain a paying agent in each place of payment for the senior debt securities of a particular series.

        Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

        Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, payment of principal of and interest on, if any, bearer securities will be made, subject to any applicable laws and regulations, at the offices of a paying agent outside the United States as Occidental may designate, or by check mailed to any address or by transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, any payment of an installment of interest on any bearer security will be made only if the coupon relating to the interest installment is surrendered.

        All moneys that Occidental pays to a paying agent or the Senior Indenture Trustee for the payment of the principal of or any premium or interest on any senior debt securities which remain unclaimed at the end of two years after that principal, premium or interest has become due and payable will be repaid to Occidental, and the holder of the security thereafter may look only to Occidental for payment thereof.

Governing Law

        The Senior Indenture and senior debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act shall be applicable.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

General

        Occidental may issue one or more series of subordinated debt securities pursuant to this prospectus, including one series to each trust.

        Below is a description of certain general terms of the subordinated debt securities. The description is not complete and is subject to and qualified in its entirety by reference to the Subordinated Indenture. The particular terms of a series of subordinated debt securities will be described in a prospectus supplement and, if applicable, a pricing supplement.

        Each series of subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of Occidental's other indebtedness to the extent described in a prospectus supplement. The Subordinated Indenture does not limit the amount of subordinated debt securities which Occidental may issue, nor does it limit Occidental or its subsidiaries from issuing any other secured or unsecured debt.

        Occidental will issue the subordinated debt securities under the Subordinated Indenture. The Subordinated Indenture will be qualified under the Trust Indenture Act. The form of Subordinated Indenture is incorporated by reference as an exhibit to the registration statement which includes this prospectus.

        Each prospectus supplement, together with a pricing supplement, if applicable, will describe the following terms relating to a series of subordinated debt securities, as follows:

  •
  the title;

  •
  any limit on the amount that may be issued;

  •
  whether or not that series of subordinated debt securities will be issued as registered securities, bearer securities or both;

  •
  the price at which that series of subordinated debt securities will be issued, which may be at a discount;

  •
  whether or not that series of subordinated debt securities will be issued in global form, the terms and who the depositary will be;

  •
  the maturity date(s);

  •
  the person to whom any interest will be payable on any registered security, if other than the person in whose name that security is registered at the close of business on the regular record date;

  •
  the annual interest rate(s), if any, (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record date(s) for interest payment date(s) or the method for determining such date(s);

  •
  the place(s) where payments shall be payable, registered securities may be surrendered for registration of transfer, securities may be surrendered for exchange, and notices and demands to or upon Occidental may be served;

  •
  the period(s) within which, and the price(s) at which, that series of subordinated debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and other related terms and provisions;

  •
  whether the debt securities are convertible or exchangeable into any other security, and if so, the conversion or exchange terms;

  •
  any mandatory or optional sinking fund provisions or any provisions for remarketing that series of subordinated debt securities and other related terms and provisions;

  •
  the denominations in which that series of subordinated debt securities will be issued, if other than denominations of $1,000 in the case of registered securities and any integral multiple thereof, and in the case of bearer securities, if other than denominations of $5,000 and $100,000;

  •
  the currency or currencies, including composite currencies or currency units, in which that series of subordinated debt securities may be denominated or in which payment of the principal of and interest on, if any, that series of subordinated debt securities shall be payable, if other than the currency of the United States of America, and, if so, whether that series of subordinated debt securities may be satisfied and discharged other than as provided in Article Four of the Subordinated Indenture;

  •
  if the amounts of payments of principal of and interest on, if any, that series of subordinated debt securities are to be determined with reference to an index, formula or other method, or based on a coin or currency other than that in which that series of subordinated debt securities are stated to be payable, the manner in which such amounts shall be determined and the calculation agent, if any, with respect thereto;

  •
  if other than the principal amount thereof, the portion of the principal amount of that series of subordinated debt securities that will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default;

  •
  if other than as defined in the Subordinated Indenture, the meaning of "Business Day" when used with respect to that series of subordinated debt securities;

  •
  if that series of subordinated debt securities may be issued or delivered (whether upon original issuance or upon exchange of a temporary security of such series or otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the Subordinated Indenture, the forms and terms of those certificates, documents or conditions;

  •
  the right, if any, to extend the interest payment periods and the duration of the extensions;

  •
  the terms, if any, pursuant to which any series of subordinated debt securities will be subordinate to any of Occidental's debt;

  •
  any addition to, or modification or deletion of, any event of default, covenant of Occidental or other term or provision specified in the Subordinated Indenture with respect to that series of subordinated debt securities; and

  •
  any other terms (which terms may be inconsistent with the Subordinated Indenture).

        Each prospectus supplement or pricing supplement, as applicable, may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the subordinated debt securities that prospectus supplement or pricing supplement covers, as applicable.

Consolidation, Merger or Sale

        The Subordinated Indenture generally permits Occidental to merge or consolidate, or sell, convey, transfer or otherwise dispose of its assets as an entirety or substantially as an entirety, provided that no event of default would occur as a result of that transaction. However, any successor or acquiror of such assets must assume all of the obligations of Occidental under the Subordinated Indenture and the subordinated debt securities and be organized and existing under U.S. laws.

Events of Default Under the Subordinated Indenture

        The following are events of default under the Subordinated Indenture with respect to any series of subordinated debt securities issued:

  •
  failure to pay interest when due and such failure continues for 30 days and the time for payment has not been extended or deferred;

  •
  failure to pay the principal (or premium, if any) when due;

  •
  failure to observe or perform any other covenant contained in the subordinated debt securities or the Subordinated Indenture (other than a covenant specifically benefiting only another series of subordinated debt securities), and such failure continues for 90 days after Occidental receives notice from the Subordinated Indenture Trustee or holders of at least 25 percent in aggregate principal amount of the outstanding subordinated debt securities of that series;

  •
  certain events of bankruptcy, insolvency or reorganization of Occidental;

  •
  if that series of subordinated debt securities are held by a trust, the voluntary or involuntary dissolution, winding up or termination of the trust that owns the series of subordinated debt securities, except in connection with:

  (1)
  the distribution of that series of subordinated debt securities to holders of preferred and common securities of the trust;

  (2)
  the redemption of all of the preferred and common securities of the trust; or

  (3)
  mergers, consolidations or amalgamations permitted by the Declaration of the trust; and

  •
  any other event of default specified in the prospectus supplement or pricing supplement, if any, relating to that series of subordinated debt securities.

        If an event of default with respect to subordinated debt securities of any series occurs and is continuing, the Subordinated Indenture Trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding subordinated debt securities of that series, by notice in writing to Occidental (and to the Subordinated Indenture Trustee if notice is given by such holders), may declare the principal of (or if such subordinated debt securities are discount securities, the portion of the principal amount specified in the applicable prospectus supplement or pricing supplement, if any), premium, if any, and accrued interest, if any, due and payable immediately.

        The holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of an affected series (or if that series of subordinated debt securities are held by a trust, the holders of at least a majority in aggregate liquidation amount of the trust's preferred securities) may waive any past default or event of default with respect to that series and its consequences, except defaults or events of default regarding:

  •
  payment of principal or interest; or

  •
  covenants that cannot be modified or amended without the consent of each holder of any outstanding subordinated debt securities affected (as described under "—Modification of Subordinated Indenture; Waiver" below).

        Any waiver shall cure the corresponding default or event of default. If the subordinated debt securities of any series are held by a trust, and a Declaration Event of Default (as defined under "Description of Preferred Securities—Declaration Events of Default" below) has occurred and is attributable to Occidental's failure to pay principal, premium, if any, or interest on, those subordinated debt securities, then each holder of the preferred securities of the trust may sue Occidental, or seek other remedies to force payment to the holder of the principal of, premium, if any, or interest on, those subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the preferred securities held by the holder.

        Subject to the terms of the Subordinated Indenture, if an event of default under the Subordinated Indenture shall occur and be continuing, the Subordinated Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the holders of the applicable series of subordinated debt securities, unless the holders have offered the Subordinated Indenture Trustee reasonable security or indemnity. The holders of a majority in principal amount of the outstanding subordinated debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Indenture Trustee, or exercising any trust or power conferred on the Subordinated Indenture Trustee, with respect to the subordinated debt securities of that series, provided that:

  •
  the direction given to the Subordinated Indenture Trustee is not in conflict with any law or the Subordinated Indenture;

  •
  the Subordinated Indenture Trustee may take any other action deemed proper by it which is not inconsistent with that direction; and

  •
  the Subordinated Indenture Trustee has not determined that the action would be unjustly prejudicial to the holders not involved in the proceeding.

        A holder of the subordinated debt securities of any series will have the right to institute a proceeding under the Subordinated Indenture or to appoint a receiver or trustee, or to seek other remedies only if:

  •
  the holder has given written notice to the Subordinated Indenture Trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25 percent in aggregate principal amount of the outstanding subordinated debt securities of that series have made written request to, and have offered reasonable indemnity to, the Subordinated Indenture Trustee to institute the proceedings as trustee; and

  •
  the Subordinated Indenture Trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of that series other conflicting directions, within 60 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of subordinated debt securities if Occidental defaults in the payment of the principal, premium, if any, or interest on, the subordinated debt securities.

        Occidental will periodically file statements with the Subordinated Indenture Trustee regarding its compliance with the conditions and covenants in the Subordinated Indenture.

Modification of Subordinated Indenture; Waiver

        Occidental and the Subordinated Indenture Trustee may change the Subordinated Indenture without the consent of any holders with respect to certain matters, including:

  •
  evidencing the succession of another person to Occidental and the assumption by it of the covenants of Occidental in the Subordinated Indenture and the corresponding series of securities;

  •
  adding to the covenants, agreements and obligations of Occidental for the benefit of the holders of that series of subordinated debt securities, or to surrender any right or power the Subordinated Indenture confers upon Occidental;

  •
  evidencing and providing for the acceptance of appointment under the Subordinated Indenture of a successor Subordinated Indenture Trustee with respect to the securities of one or more series and to add to or change any provisions of the Subordinated Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Subordinated Indenture Trustee;

  •
  curing any ambiguity or correcting any inconsistency in the Subordinated Indenture or making other provisions with respect to matters or questions arising under the Subordinated Indenture;

  •
  adding, changing or eliminating any provisions of the Subordinated Indenture (which addition, change or elimination may apply to one or more series of subordinated debt securities), provided that the addition, change or elimination neither (a) applies to any security of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of the provision nor (b) modifies the rights of holders of the securities with respect to the modified provisions;

  •
  securing the securities; or

  •
  changing anything else that does not adversely affect the interests of any holder of subordinated debt securities.

        In addition, under the Subordinated Indenture, the rights of holders of a series of subordinated debt securities may be changed by Occidental and the Subordinated Indenture Trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding subordinated debt securities of each series that is affected. However, the following changes, among other things, may only be made with the consent of each holder of any outstanding subordinated debt securities affected:

  •
  changing the stated maturity of such subordinated debt securities;

  •
  reducing the principal amount of a discount security payable upon declaration of acceleration;

  •
  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any of the subordinated debt securities;

  •
  changing the place or currency of payment of principal or interest, if any, on any of the subordinated debt securities;

  •
  impairing the right to institute suit for the enforcement of any payment on or with respect to any of the subordinated debt securities; and

  •
  modifying any of the foregoing requirements or reducing the percentage of subordinated debt securities, the holders of which are required to consent to any amendment or waiver of any covenant or past default.

        If the consent of the Property Trustee of a trust, as the sole holder of subordinated debt securities held by the trust, is required to consent to any amendment, modification or termination of the Subordinated Indenture, the Property Trustee will request directions from the holders of the preferred securities of the applicable trust.

Form, Exchange and Transfer

        The subordinated debt securities of each series may be issued as registered securities, as bearer securities (with or without coupons) or both. Unless otherwise specified in the applicable prospectus supplement or the pricing supplement, if any, registered securities will be issued in denominations of $1,000 and any integral multiple thereof and bearer securities will be issued in denominations of $5,000 and $100,000. Subject to the terms of the Subordinated Indenture and the limitations applicable to global securities described in the applicable prospectus supplement or the pricing supplement, if any, registered securities will be exchangeable for other registered securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the Subordinated Indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement or pricing supplement, if any, subordinated debt securities issued as registered securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by Occidental for that purpose. Bearer securities will not be issued in exchange for registered securities. Unless otherwise provided in the subordinated debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but Occidental may require payment of any taxes or other governmental charges. Occidental has appointed the Subordinated Indenture Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by Occidental for any subordinated debt securities will be named in the applicable prospectus supplement. Occidental may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that Occidental will be required to maintain a transfer agent in each place of payment for the subordinated debt securities of each series.

        If the subordinated debt securities of any series are to be redeemed, Occidental will not be required to:

  •
  issue, register the transfer of, or exchange any subordinated debt securities of, that series during a period beginning at the opening of business 15 days before any selection of subordinated debt securities for redemption and ending, in the case of registered securities, at the close of business on the day of mailing of the relevant notice of redemption and, in the case of bearer securities, the first publication date of the notice, or if the subordinated debt securities of that series are also issuable as registered securities and there is no publication, at the close of business on the day of mailing of the notice;

  •
  in the case of registered securities, register the transfer of or exchange any subordinated debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any registered security being redeemed in part; or

  •
  in the case of bearer securities, exchange any subordinated debt securities so selected for redemption, except to exchange a bearer security for a registered security that is immediately surrendered for redemption.

Global Securities

        The subordinated debt securities of each series may be issued in whole or in part in global form. A subordinated debt security in global form will be deposited with, or on behalf of, a depositary, which will be named in an applicable prospectus supplement or pricing supplement, if any. A global security may be issued in either registered or bearer form and in either temporary or definitive form. A global subordinated debt security may not be transferred, except as a whole among the depositary for that subordinated debt security and/or its nominees and/or successors. If any subordinated debt securities of a series are issuable as global securities, the applicable prospectus supplement or pricing supplement, if any, will describe any circumstances when beneficial owners of interests in that global security may exchange their interests for definitive subordinated debt securities of like series and tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on that global subordinated debt security and the specific terms of the depositary arrangement with respect to that global subordinated debt security.

Discharge

        Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, Occidental may terminate at any time its obligations under the Subordinated Indenture with respect to any series of subordinated debt securities by (1)(a) delivering all of the outstanding securities of that series to the Subordinated Indenture Trustee to be cancelled or (b) depositing with the Subordinated Indenture Trustee funds or non-callable United States government obligations sufficient to pay all remaining principal and interest on the series of subordinated debt securities and (2) complying with selected other provisions of the Subordinated Indenture.

        If Occidental elects to discharge its obligations by depositing United States obligations as described above, that election under present law is likely to be treated as a redemption of the subordinated debt securities of that series prior to maturity in exchange for the property deposited in trust. If so, each holder that acquired the subordinated debt securities on original issuance would generally recognize, at the time of discharge, gain or loss for United States federal income tax purposes measured by the difference between (1) the sum of (a) the amount of any cash and (b) the fair market value of any property deposited in trust deemed received by such holder (unless attributable to accrued interest) and (2) such holder's tax basis in the subordinated debt securities deemed surrendered. After the discharge, each such holder would be treated as if it held an undivided interest in the cash (or investments made therewith) and the property held in trust. Each such holder would generally be subject to tax liability in respect of interest income and original issue discount, if applicable, thereon and would recognize any gain or loss upon any disposition, including redemption, of the assets held in trust. Although tax might be owed, the holder of a discharged subordinated debt security would not receive cash (except for current payments of interest on that subordinated debt security) until the maturity or earlier redemption of that subordinated debt security. United States federal income tax treatment of this nature could affect the purchase price that a holder would receive upon the sale of the subordinated debt securities.

Information Concerning the Subordinated Indenture Trustee

        The Subordinated Indenture Trustee, other than during the occurrence and continuance of an event of default under the Subordinated Indenture, undertakes to perform only those duties as are specifically set forth in the Subordinated Indenture and, upon an event of default under the Subordinated Indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Subordinated Indenture Trustee is under no obligation to exercise any of the powers given it by the Subordinated Indenture at the request of any holder of subordinated debt securities unless it is offered reasonable security and indemnity by that holder against the costs, expenses and liabilities that it might incur. The Subordinated Indenture Trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

        The Bank of New York is a participating lender under Occidental's revolving credit agreement and provides commercial banking services to Occidental and its affiliates. The Bank of New York is the Senior Indenture Trustee and will also act as the Subordinated Indenture Trustee, the Property Trustee and the Preferred Securities Guarantee Trustee. In addition, an affiliate of The Bank of New York will act as the Delaware Trustee under each trust. However, if The Bank of New York acquires any conflicting interest when an event of default is pending, it must (with certain exceptions) eliminate the conflict or resign.

Payment and Payment Agents

        Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, payment of the interest on any subordinated debt securities (other than bearer securities) on any interest payment date will be made to the person in whose name those subordinated debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for the interest.

        Principal of and any premium and interest on the subordinated debt securities (other than bearer securities) of a particular series will be payable at the office of the paying agents that Occidental designates, except that, unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, interest payments may be made by wire transfer or by check mailed to the holder. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, the corporate trust office of the Subordinated Indenture Trustee in The City of New York will be designated as sole paying agent for payments with respect to subordinated debt securities of each series. Any other paying agents initially designated by Occidental for the subordinated debt securities of a particular series will be named in the applicable prospectus supplement or pricing supplement, if any. Occidental will be required to maintain a paying agent in each place of payment for the subordinated debt securities of a particular series.

        Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, payment of principal of and interest on, if any, bearer securities will be made, subject to any applicable laws and regulations, at the offices of a paying agent outside the United States as Occidental may designate, or by check mailed to any address or by transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in an applicable prospectus supplement or pricing supplement, if any, any payment of an installment of interest on any bearer security will be made only if the coupon relating to the interest installment is surrendered.

        All moneys that Occidental pays to a paying agent or the Subordinated Indenture Trustee for the payment of the principal of or any premium or interest on any subordinated debt securities which remain unclaimed at the end of two years after that principal, premium or interest has become due and payable will be repaid to Occidental, and the holder of the security thereafter may look only to Occidental for payment thereof.

Governing Law

        The Subordinated Indenture and subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York except to the extent that the Trust Indenture Act shall be applicable.

DESCRIPTION OF PREFERRED STOCK

General

        Occidental's Restated Certificate of Incorporation, as amended, authorizes Occidental's Board of Directors, without further stockholder action, to provide for the issuance of up to 50,000,000 shares of preferred stock, par value $1.00 per share, in one or more series, and to fix the designations, terms, and relative rights and preferences, including the dividend rate, voting rights, conversion rights, redemption and sinking fund provisions and liquidation values of each of these series. Occidental may amend from time to time its restated certificate to increase the number of authorized shares of preferred stock. Any such amendment would require the approval of the holders of a majority of Occidental's stock entitled to vote.

        The particular terms of any series of preferred stock that Occidental offers under this prospectus will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

  •
  the title and liquidation preference per share of the preferred stock and the number of shares offered;

  •
  the purchase price of the preferred stock;

  •
  the dividend rate (or method of calculation), the dates on which dividends will be paid, whether dividends shall be cumulative and, if so, the date from which dividends will begin to accumulate;

  •
  any redemption or sinking fund provisions of the preferred stock;

  •
  any conversion, redemption or exchange provisions of the preferred stock;

  •
  the voting rights, if any, of the preferred stock; and

  •
  any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

        If the terms of any series of preferred stock being offered differ from the terms set forth in this prospectus, those terms will also be disclosed in the applicable prospectus supplement relating to that series of preferred stock. The summary in this prospectus is not complete. You should refer to the certificate of designations establishing a particular series of preferred stock which will be filed with the Secretary of State of the State of Delaware and the SEC in connection with the offering of the preferred stock.

        The preferred stock will, when issued, be fully paid and nonassessable.

        Each prospectus supplement may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the preferred stock that prospectus supplement covers.

Dividend Rights

        The preferred stock will be preferred over the common stock as to payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation) on the common stock or other stock ranking junior to that series of preferred stock as to dividends and upon liquidation shall be declared and set apart for payment or paid, the holders of shares of each series of preferred stock (unless otherwise set forth in the applicable prospectus supplement) will be entitled to receive dividends when, as and if declared by Occidental's Board of Directors or, if dividends are cumulative, full cumulative dividends for the current and all prior dividend periods. Occidental will pay those dividends either in cash, shares of preferred stock, or otherwise, at the rate and on the date or dates set forth in the applicable prospectus supplement. With respect to each series of preferred stock that has cumulative dividends, the dividends on each share of the series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock as to the payment of dividends, as compared with then-existing and future series of preferred stock.

Rights Upon Liquidation

        The preferred stock of each series will be preferred over the common stock and other stock ranking junior to that series of preferred stock as to assets, so that the holders of that series of preferred stock (unless otherwise set forth in the applicable prospectus supplement) will be entitled to be paid, upon Occidental's voluntary or involuntary liquidation, dissolution or winding up, and before any distribution is made to the holders of common stock and other stock ranking junior to that series of preferred stock, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock of that series will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up, Occidental's net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, Occidental's entire remaining net assets will be distributed among the holders of each series of preferred stock in amounts proportional to the full amounts to which the holders of each series are entitled, subject to any provisions of any series of preferred stock that rank it junior or senior to other series of preferred stock upon liquidation. The applicable prospectus supplement will indicate the relative ranking of the particular series of the preferred stock upon liquidation, as compared with then-existing and future series of preferred stock.

Conversion, Redemption or Exchange

        The shares of a series of preferred stock will be convertible at the option of the holder of the preferred stock, redeemable at the option of Occidental or the holder, as applicable, or exchangeable at the option of Occidental, into another security, in each case, to the extent set forth in the applicable prospectus supplement.

Voting Rights

        Except as indicated in the applicable prospectus supplement or as otherwise from time to time required by law, the holders of preferred stock will have no voting rights.

Certain Provisions of the Restated Certificate of Incorporation and By-laws

        The Restated Certificate of Incorporation, as amended, and By-laws of Occidental contain certain provisions which may have the effect of delaying, deferring or preventing a change of control of Occidental. The By-laws limit the ability of stockholders to change the number of directors. Only the Board of Directors or the Chairman of the Board of Directors may call a special meeting of our stockholders, and any action required or permitted to be taken by the stockholders of Occidental must be effected at an annual or special meeting of stockholders of Occidental and may not be effected by any consent in writing of such stockholders. The By-laws of Occidental contain certain requirements concerning advance notice of (i) nominations by stockholders of persons for election to the Board of Directors and (ii) other matters introduced by stockholders at annual meetings. In addition, the Board of Directors generally has the authority, without further action by stockholders, to fix the relative powers, preferences and rights of the unissued shares of preferred stock of Occidental. Provisions which could discourage an unsolicited tender offer or takeover proposal, such as extraordinary voting, dividend, redemption or conversion rights, could be included in a series of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

General

        Occidental may elect to offer fractional shares of preferred stock of a series, rather than full shares of preferred stock. Occidental will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. The fraction of a share of preferred stock represented by each depositary share will be set forth in the applicable prospectus supplement.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between Occidental and a bank or trust company selected by Occidental. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Occidental will distribute depositary receipts to those persons purchasing the fractional shares of preferred stock of a series underlying the depositary shares in accordance with the terms of the offering. Occidental will file copies of the forms of deposit agreement and depositary receipt as exhibits to the registration statement. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete and is subject to and qualified in its entirety by reference to the forms of the deposit agreement and depositary receipts that Occidental will file with the SEC in connection with the offering of the specific depositary shares.

        Pending the preparation of definitive engraved depositary receipts, the depositary may, upon Occidental's written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts, which Occidental will prepare without unreasonable delay. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at Occidental's expense.

        Each prospectus supplement may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the depositary shares that prospectus supplement covers.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received with respect to the applicable series of preferred stock to the record holders of depositary shares relating to the preferred stock of that series in proportion to the number of depositary shares owned by those holders.

        If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that the distribution cannot be made proportionately or it is not feasible to make the distribution. If this occurs, the depositary may, with Occidental's approval, sell the property and distribute the net proceeds from the sale to the applicable holders or adopt another method of distribution as it deems equitable.

Withdrawal of Underlying Preferred Stock

        Upon surrender of the depositary receipts at the depositary's corporate trust office, unless the related depositary shares have previously been called for redemption, converted or exchanged into other securities, the holder of the depositary shares evidenced by those depositary receipts is entitled to delivery of the number of whole shares of the related class or series of preferred stock and any money or other property those depositary shares represent. Holders of depositary shares will be entitled to receive whole shares of the related class or series of preferred stock, but holders of those whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts that the holder delivers to the depositary evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt evidencing that excess number of depositary shares. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.

Conversion, Redemption or Exchange

        If a series of preferred stock represented by depositary shares is subject to provisions relating to conversion, redemption or exchange as set forth in the applicable prospectus supplement, each holder of the related depositary shares will have the right or obligation to convert, redeem or exchange depositary shares in accordance with its terms.

Redemption of Depositary Shares

        If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever Occidental redeems shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by Occidental. The rights of holders of depositary shares after the date fixed for redemption will be described in the applicable prospectus supplement.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by that holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with the instructions. Occidental will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Occidental and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

        Whenever so directed by Occidental, the depositary will terminate the deposit agreement by mailing notice of termination to the record holders of all depositary receipts then outstanding at least 30 days prior to the date fixed in the notice for termination. The depositary may likewise terminate the deposit agreement if at any time 60 days shall have expired after the depositary shall have delivered to Occidental a written notice of its election to resign, and a successor depositary shall not have been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of termination) or perform any further acts under the deposit agreement except that the depositary will continue (1) to collect dividends on the preferred stock and any other distributions with respect thereto and (2) to deliver the preferred stock together with those dividends and distributions and the net proceeds of any sales of rights, preferences, privileges and other property, without liability for interest thereon, in exchange for depositary receipts surrendered.

Charges of Depositary

        Occidental will pay charges of the depositary in connection with the initial deposit of the preferred stock, any redemption of the preferred stock and other administrative matters. Holders of depositary receipts will pay transfer and other taxes and governmental charges and those other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

        The depositary will forward to holders of depositary receipts all reports and communications from Occidental delivered to the depositary required to be furnished to the holders of the preferred stock.

        Neither Occidental nor the depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its respective obligations under the deposit agreement. Occidental's obligations and those of the depositary will be limited to performance in good faith of its respective duties under the deposit agreement. Neither Occidental nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Occidental and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to Occidental of its election to resign. Occidental may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF COMMON STOCK

General

        Occidental's Restated Certificate of Incorporation, as amended, authorizes Occidental's Board of Directors, without further stockholder action, to provide for the issuance of up to 500,000,000 shares of common stock, par value $0.20 per share. Occidental may amend its Restated Certificate of Incorporation from time to time to increase the number of authorized shares of common stock. Any such amendment would require the approval of the holders of a majority of Occidental's stock entitled to vote.

        Each prospectus supplement may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the common stock that prospectus supplement covers.

Dividend Rights

        Subject to the dividend rights of the holders of any outstanding series of preferred stock to be issued in the future, the holders of shares of common stock will be entitled to receive dividends when, as and if declared by Occidental's Board of Directors. Occidental will pay those dividends either in cash, shares of common stock, or otherwise, at the rate and on the date or dates as declared by Occidental's Board of Directors. Accruals of dividends will not bear interest.

Liquidation Rights

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of Occidental's affairs, holders of common stock would be entitled to share ratably in Occidental's assets that are legally available for distribution to stockholders after payment of liabilities. If Occidental has any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, Occidental must pay the applicable distribution to the holders of preferred stock before Occidental may pay distributions to the holders of common stock. Because Occidental is a holding company, holders of common stock may not receive assets of Occidental's subsidiaries in the event of Occidental's liquidation until the claims of creditors of Occidental's subsidiaries are paid, except to the extent that Occidental is a creditor of, and may have recognized claims against, such subsidiaries.

Voting Rights

        Each holder of common stock entitled to vote will have one vote for each one share of common stock held on all matters to be voted upon by Occidental's stockholders, including elections of directors.

Conversion, Redemption and Preemptive Rights

        Holders of Occidental's common stock have no conversion, redemption, preemptive, subscription or similar rights.

Certain Provisions of the Restated Certificate of Incorporation and By-laws

        See "Description of Preferred Stock" above.

Stock Exchange Listing

        Occidental's common stock is listed on the New York Stock Exchange under the symbol "OXY."

Transfer Agent and Registrar

        Mellon Investor Services LLC acts as transfer agent and registrar for Occidental's common stock.

DESCRIPTION OF WARRANTS

General

        Occidental may issue warrants for the purchase of debt securities (debt warrants) or preferred stock, depositary shares or common stock (stock warrants).

        The warrants will be issued under warrant agreements to be entered into between Occidental and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement. Copies of the form of warrant agreement for each warrant, including the forms of warrant certificates, are filed as exhibits to the registration statement, which includes this prospectus.

        The following description sets forth certain general terms and provisions of the warrants. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. Each prospectus supplement may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the warrants covered by that prospectus supplement. The following summary of certain provisions of the debt warrants, stock warrants, warrant agreements and warrant certificates is not complete and is subject to all of the provisions of the warrant agreements and warrant certificates.

Debt Warrants

        The particular terms of any individual debt warrants that Occidental offers under this prospectus will be described in the applicable prospectus supplement relating to those debt warrants. Those terms may include all or any of the following:

  •
  the title and the aggregate number of the debt warrants;

  •
  the offering price for the debt warrants, if any;

  •
  the designation, aggregate principal amount and terms of the securities purchasable upon exercise of the debt warrants and the procedures and conditions relating to the exercise of the debt warrants;

  •
  the designation and terms of any related securities with which the debt warrants are issued and the number of debt warrants issued with each of those securities;

  •
  the date, if any, on and after which the debt warrants and any related securities will be separately transferable;

  •
  the principal amount of securities purchasable upon exercise of each debt warrant and the price at which such principal amount of securities may be purchased upon such exercise;

  •
  the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

  •
  whether the debt warrants represented by debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

  •
  information with respect to any book-entry procedures;

  •
  if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

  •
  redemption or call provisions of the debt warrants, if any; and

  •
  any additional rights, preferences, privileges, limitations and restrictions.

        If the terms of any issuance of debt warrants differ from the terms set forth in this prospectus, then those differing terms will also be disclosed in the prospectus supplement applicable to that issuance.

        Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, and will not be entitled to any payments of principal and premium, if any, and interest, if any, on the debt securities purchasable upon exercise of the debt warrants. Unless otherwise specified in the applicable prospectus supplement, debt warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised debt warrants will become void and non-exercisable.

        Each debt warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, Occidental will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by such debt warrant certificate are exercised, then a new debt warrant certificate will be issued for the remaining amount of debt warrants.

Stock Warrants

        The particular terms of any individual stock warrants that Occidental offers under this prospectus will be described in the applicable prospectus supplement relating to those stock warrants. Those terms may include all or any of the following:

  •
  the title and the aggregate number of stock warrants;

  •
  the offering price for the stock warrants, if any;

  •
  the type and number of shares of preferred stock, depositary shares or common stock purchasable upon exercise of the stock warrants and the procedures and conditions relating to the exercise of the stock warrants;

  •
  the designation and terms of any related securities with which the stock warrants are issued, and the number of stock warrants issued with each of those securities;

  •
  the date, if any, on and after which the stock warrants and related stock will be separately transferable;

  •
  the offering price of the stock warrants, if any;

  •
  the initial price at which the shares of stock may be purchased upon exercise of stock warrants and any provision with respect to adjustments of the purchase price;

  •
  the date on which the right to exercise the stock warrants will commence and the date on which such right will expire;

  •
  if applicable, the minimum or maximum amount of the stock warrants that may be exercised at any one time;

  •
  redemption or call provisions of the stock warrants, if any;

  •
  anti-dilution provisions of the stock warrants, if any; and

  •
  any additional rights, preferences, privileges, limitations and restrictions.

        If the terms of any issuance of stock warrants differ from the terms set forth in this prospectus, then those differing terms will also be disclosed in the prospectus supplement applicable to that issuance.

        Stock warrant certificates will be exchangeable for new stock warrant certificates of different denominations and stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their stock warrants, holders of stock warrants will not have any of the rights of holders of shares of stock purchasable upon such exercise, and will not be entitled to any dividend payments on such stock purchasable upon such exercise.

        Each stock warrant will entitle the holder to purchase for cash such number of shares of preferred stock, depositary shares or common stock, as the case may be, at the exercise price set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the stock warrants. Unless otherwise specified in the applicable prospectus supplement, stock warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised stock warrants will become void and non-exercisable.

        Stock warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the stock warrant certificates properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, Occidental will, as soon as practicable, forward a certificate representing the number of shares of stock purchasable upon such exercise. If less than all of the stock warrants represented by such stock warrant certificate are exercised, then a new stock warrant certificate will be issued for the remaining amount of stock warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

        Occidental may issue "stock purchase contracts", representing contracts obligating holders to purchase from Occidental, and Occidental to sell to the holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates. The price per share and the number of shares of common stock, preferred stock or depositary shares may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately, or as a part of "stock purchase units" consisting of a stock purchase contract, as security for the holder's obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts, and one or more of the following:

  •
  senior or subordinated debt securities;

  •
  debt obligations of third parties, including U.S. Treasury securities; or

  •
  preferred securities of an Occidental trust.

        The stock purchase contracts may require Occidental to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner, and in certain circumstances Occidental may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing the holder's obligations under the original stock purchase contract.

        The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued.

        Each prospectus supplement may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the stock purchase contract or stock purchase unit that prospectus supplement covers.

Governing Law

        Each stock purchase contract will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF TRUST PREFERRED SECURITIES

General

        Each Declaration authorizes the Regular Trustees to issue on behalf of a trust one series of preferred securities which will have the terms described in a prospectus supplement. The proceeds from the sale of a trust's preferred and common securities will be used by that trust to purchase a series of subordinated debt securities issued by Occidental. The subordinated debt securities will be held in trust by the Property Trustee for the benefit of the holders of the trust's preferred and common securities.

        Under each Preferred Securities Guarantee, Occidental will agree to make payments of distributions and payments on redemption or liquidation with respect to a trust's preferred securities, but only to the extent the trust has funds available to make those payments and has not made such payments. See "Description of Preferred Securities Guarantees."

        The assets of a trust available for distribution to the holders of its preferred securities will be limited to payments from Occidental under the series of subordinated debt securities held by the trust. If Occidental fails to make a payment on those subordinated debt securities, the trust will not have sufficient funds to make related payments, including distributions, on its preferred securities.

        Each Preferred Securities Guarantee, when taken together with Occidental's obligations under the related series of subordinated debt securities, the Subordinated Indenture and the related Declaration, will provide a full and unconditional guarantee of amounts due on the preferred securities issued by a trust.

        Each Declaration will be qualified as an indenture under the Trust Indenture Act. Each Property Trustee will act as indenture trustee for the preferred securities to be issued by the applicable trust, in order to comply with the provisions of the Trust Indenture Act.

        Each series of preferred securities will have the terms, including distributions, redemption, voting, liquidation rights and other preferred, deferred or special rights or restrictions as described in the relevant Declaration or made part of such Declaration by the Trust Indenture Act or the Delaware Business Trust Act. The terms of any preferred securities will mirror the terms of the subordinated debt securities held by the trust that issues the preferred securities.

        The prospectus supplement relating to the preferred securities of a trust will describe the specific terms of the preferred securities, including:

  •
  the name of the preferred securities;

  •
  the dollar amount and number of securities issued;

  •
  any provision relating to deferral of distribution payments;

  •
  the annual distribution rate(s) (or method of determining that rate(s)), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

  •
  the date from which distributions shall be cumulative;

  •
  the conversion or exchange provisions, if any, including the price or rate and adjustments thereto for which preferred securities will be converted or exchanged, in whole or in part;

  •
  the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which the preferred securities shall be purchased or redeemed, in whole or in part;

  •
  the terms and conditions, if any, upon which the applicable series of subordinated debt securities may be distributed to holders of the preferred securities;

  •
  the voting rights, if any, of holders of the preferred securities;

  •
  any securities exchange on which the preferred securities will be listed;

  •
  whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depository for the global certificates and the specific terms of the depositary arrangements; and

  •
  any other relevant rights, preferences, privileges, limitations or restrictions of the preferred securities.

        Each prospectus supplement may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the series of preferred securities that prospectus supplement covers.

Liquidation Distribution Upon Dissolution

        Unless otherwise specified in an applicable prospectus supplement, each Declaration states that the related trust shall be dissolved:

  •
  on the expiration of the term of the trust;

  •
  upon the bankruptcy of Occidental;

  •
  upon the filing of a certificate of dissolution or its equivalent with respect to Occidental;

  •
  upon the filing of a certificate of cancellation with respect to the trust after obtaining the consent of at least a majority in liquidation amount of the preferred and common securities of the trust, voting together as a single class;

  •
  90 days after the revocation of the charter of Occidental (but only if the charter is not reinstated during that 90-day period);

  •
  upon the distribution of the related subordinated debt securities directly to the holders of the preferred and common securities of the trust;

  •
  upon the redemption of all of the common and preferred securities of the trust; or

  •
  upon entry of a court order for the dissolution of Occidental, or the trust.

        Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution, after the trust pays all amounts owed to creditors, the holders of the preferred and common securities will be entitled to receive:

  •
  cash equal to the aggregate liquidation amount of each preferred and common security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions to the date of payment; unless

  •
  subordinated debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the preferred and common securities are distributed to the holders of the preferred and common securities.

        If the trust cannot pay the full amount due on its preferred and common securities due to insufficient assets, then the amounts payable by the trust on its preferred and common securities shall be paid pro rata. However, if an event of default under the related Declaration has occurred, the total amounts due on the preferred securities will be paid before any distribution on such common securities.

Declaration Events of Default

        An event of default under the Subordinated Indenture relating to a series of subordinated debt securities is an event of default under the Declaration of the trust that owns these subordinated debt securities (a "Declaration Event of Default"). See "Description of Subordinated Debt Securities—Events of Default Under the Subordinated Indenture."

        Occidental and the Regular Trustees of a trust must file annually with the Property Trustee a certificate stating whether or not they are in compliance with all the applicable conditions and covenants under the related Declaration.

        Upon the occurrence of a Declaration Event of Default, the Property Trustee of the applicable trust, as the sole holder of the subordinated debt securities held by that trust, will have the right under the Subordinated Indenture to declare the principal of, premium, if any, and interest on the subordinated debt securities to be immediately due and payable.

        If a Property Trustee fails to enforce its rights under the related Declaration or the Subordinated Indenture to the fullest extent permitted by law and subject to the terms of the Declaration and the Subordinated Indenture, any holder of the preferred securities issued by the related trust may sue Occidental, or seek other remedies, to enforce the Property Trustee's rights under the Declaration or the Subordinated Indenture without first instituting a legal proceeding against such Property Trustee or any other person.

        If Occidental fails to pay principal, premium, if any, or interest on a series of subordinated debt securities when payable, then a holder of the related preferred securities issued by a trust which owns those notes may directly sue Occidental or seek other remedies, to collect its pro rata share of payments owed.

Removal and Replacement of Trustees

        Occidental, as the only holder of a trust's common securities, has the right to remove or replace the trustees of that trust. The resignation or removal of any trustee and the appointment of a successor trustee shall be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration for that trust.

Conversion or Exchange Rights

        The terms on which preferred securities of any series are convertible into or exchangeable for Occidental's common stock or its other securities will be set forth in the prospectus supplement relating thereto. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at Occidental's option, and may include provisions that adjust the number of shares of Occidental's common stock or its other securities that holders of trust preferred securities may receive.

Mergers, Consolidations or Amalgamations of the Trusts

        A trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other corporation or other body ("Merger Event"), except as described below. A trust may, with the consent of a majority of its Regular Trustees and without the consent of the holders of its preferred and common securities, consolidate, amalgamate, merge with or into, or be replaced by another trust, if:

  •
  the successor entity either

  (1)
  assumes all of the obligations of the trust relating to its preferred and common securities; or

    (2)
    substitutes for the trust's preferred and common securities other securities substantially similar to those preferred and common securities ("successor securities"), so long as the successor securities rank the same as the trust's preferred and common securities for distributions and payments upon liquidation, redemption and otherwise;

  •
  Occidental acknowledges a trustee of the successor entity who has the same powers and duties as the Property Trustee of the trust as the holder of the particular series of subordinated debt securities;

  •
  the preferred securities are listed, or any successor securities will be listed, upon notice of issuance, on the same national securities exchange or other organization that the trust's preferred securities are then listed;

  •
  the Merger Event does not cause the trust's preferred securities or successor securities to be downgraded by any national rating agency;

  •
  the Merger Event does not adversely affect the rights, preferences and privileges of the holders of the trust's preferred and common securities or successor securities in any material way (other than with respect to any dilution of the holders' interest in the new entity);

  •
  the successor entity has a purpose identical to that of the trust;

  •
  prior to the Merger Event, Occidental has received an opinion of counsel from a law firm stating that

  (1)
  the Merger Event does not adversely affect the rights of the holders of the trust's preferred securities or any successor securities in any material way (other than with respect to any dilution of the holders' interest in the new entity); and

  (2)
  following the Merger Event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

  •
  Occidental guarantees the obligations of the successor entity under the successor securities in the same manner as in the applicable Preferred Securities Guarantee and the guarantee of the common securities for the trust.

        In addition, unless all of the holders of the preferred and common securities approve otherwise, a trust shall not consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if that transaction would cause the trust or the successor entity to be classified other than as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Declarations

        The holders of a trust's preferred securities have no voting rights except as discussed under "—Mergers, Consolidations or Amalgamations of the Trust" and "Description of Preferred Securities Guarantees—Amendments and Assignment," and as otherwise required by law and the Declaration for that trust.

        The Regular Trustees may amend a Declaration if approved by a majority of the Regular Trustees of the applicable trust. However, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect:

  (1)
  any action that would adversely affect the powers, preferences or special rights of the trust's preferred and common securities, whether by way of amendment to the trust's Declaration or otherwise; or

  (2)
  the dissolution, winding-up or termination of the trust other than pursuant to the terms of its Declaration,

then the holders of the trust's preferred and common securities as a single class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by at least a majority in liquidation amount of the preferred and common securities affected by the amendment or proposal.

        If any amendment or proposal referred to in clause (1) above would adversely affect only the preferred securities or the common securities of a trust, then only the affected class will be entitled to vote on the amendment or proposal and the amendment or proposal will only be effective with the approval of at least a majority in liquidation amount of the affected class.

        In addition, the holders of a majority in liquidation amount of the common securities and the Property Trustee of each trust may amend a Declaration if:

  •
  the holders of a majority in liquidation amount of the preferred securities of the applicable trust consent to such amendment; and

  •
  the Regular Trustees receive an opinion of counsel stating that such amendment will not result in the failure of the trust to continue to be classified as a grantor trust for United States federal income tax purposes.

        No amendment may be made to a Declaration if that amendment would:

  •
  cause the related trust to be characterized as other than a grantor trust for United States federal income tax purposes;

  •
  reduce or otherwise adversely affect the powers of the Property Trustee or the Delaware Trustee without the consent of the Property Trustee or the Delaware Trustee, as the case may be; or

  •
  cause the related trust to be deemed to be an "investment company" which is required to be registered under the Investment Company Act.

        The holders of a majority in aggregate liquidation amount of the preferred securities of each trust have the right to:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee of the trust; or

  •
  direct the exercise of any trust or power conferred upon such Property Trustee under that trust's Declaration, including the right to direct the Property Trustee, as the holder of a series of subordinated debt securities, to

  (1)
  exercise the remedies available under the Subordinated Indenture with respect to any subordinated debt securities;

  (2)
  waive any event of default under the Subordinated Indenture that is waivable;

  (3)
  cancel an acceleration of the principal of the subordinated debt securities; or

  (4)
  consent to any amendment, modification or termination of the Subordinated Indenture where consent is required.

However, if the Subordinated Indenture requires the consent of the holders of more than a majority in aggregate principal amount of a series of subordinated debt securities (a "super-majority"), then the Property Trustee for the series must get approval of the holders of a super-majority in liquidation amount of the series of preferred securities. In addition, before taking any of the actions directed by the holders of the preferred securities, the Property Trustee must have been furnished an opinion of counsel stating that, such action will not result in the failure of the trust to continue to be classified as a grantor trust for United States federal income tax purposes.

        The Property Trustee of a trust will notify all preferred securities holders of that trust of any notice received from the Subordinated Indenture Trustee with respect to the subordinated debt securities held by that trust.

        As described in each Declaration, the Property Trustee may hold a meeting to have preferred securities holders vote on a change or have them approve the change by written consent.

        If a vote of preferred securities holders is taken or a consent is obtained, any preferred securities owned by Occidental or any of its affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding. This means:

  •
  Occidental and any of its affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of preferred securities; and

  •
  any preferred securities owned by Occidental or any of its affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

Information Concerning the Property Trustees

        For matters relating to compliance with the Trust Indenture Act, the Property Trustee of each trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. Each Property Trustee, other than during the occurrence and continuance of a Declaration Event of Default under the applicable trust, undertakes to perform only those duties as are specifically set forth in the applicable Declaration and, upon a Declaration Event of Default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a Property Trustee is under no obligation to exercise any of the powers given it by the applicable Declaration at the request of any holder of preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur. However, the holders of the preferred securities will not be required to offer an indemnity where the holders, by exercising their voting rights, direct the Property Trustee to take any action following a Declaration Event of Default.

        The Bank of New York is a participating lender under Occidental's revolving credit agreement and provides commercial banking services to Occidental and its affiliates. The Bank of New York is the Senior Indenture Trustee and will act as the Subordinated Indenture Trustee, the Property Trustee and the Preferred Securities Guarantee Trustee. In addition, an affiliate of The Bank of New York will act as the Delaware Trustee of each of the trusts. However, if The Bank of New York acquires any conflicting interest when an event of default is pending, it must (with certain exceptions) eliminate the conflict or resign.

Miscellaneous

        The Regular Trustees of each trust are authorized and directed to conduct the affairs of and to operate each trust so that:

  •
  it will not be deemed to be an "investment company" required to be registered under the Investment Company Act;

  •
  it will be classified as a grantor trust for United States federal income tax purposes; and

  •
  the subordinated debt securities held by it will be treated as Occidental's indebtedness for United States federal income tax purposes.

        Occidental and the Regular Trustees of a trust are authorized to take any action (so long as it is consistent with applicable law or the applicable certificate of trust or Declaration) that Occidental and the Regular Trustees of that trust determine to be necessary or desirable for such purposes.

        Holders of preferred securities have no preemptive or similar rights.

        A trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

Governing Law

        Each Declaration and the related preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES

General

        Occidental will execute a Preferred Securities Guarantee, which benefits the holders of preferred securities, at the time that a trust issues those preferred securities. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as indenture trustee ("Preferred Guarantee Trustee") under each Preferred Securities Guarantee for the purposes of compliance with the Trust Indenture Act. The Preferred Guarantee Trustee will hold each Preferred Securities Guarantee for the benefit of the preferred securities holders of the applicable trust.

        Occidental will irrevocably agree, as described in each Preferred Securities Guarantee, to pay in full, to the holders of the preferred securities issued by the applicable trust, the Preferred Securities Guarantee Payments (as defined below) (except to the extent previously paid), when and as due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert. The following payments, to the extent not paid by a trust ("Preferred Securities Guarantee Payments"), will be covered by the applicable Preferred Securities Guarantee:

  •
  any accrued and unpaid distributions required to be paid on the applicable preferred securities, to the extent that the trust has funds available to make the payment;

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  the redemption price, to the extent that the trust has funds available to make the payment; and

  •
  upon a voluntary or involuntary dissolution and liquidation of the trust (other than in connection with a distribution of subordinated debt securities to holders of the preferred securities or the redemption of all such preferred securities), the lesser of:

  (1)
  the aggregate of the liquidation amount specified in the prospectus supplement for each preferred security plus all accrued and unpaid distributions on the preferred security to the date of payment, to the extent the trust has funds available to make the payment; and

  (2)
  the amount of assets of the trust remaining available for distribution to holders of its preferred securities upon a dissolution and liquidation of the trust ("Liquidation Payment").

        Occidental's obligation to make a Preferred Securities Guarantee Payment may be satisfied by directly paying the required amounts to the holders of the preferred securities or by causing the trust to pay the amounts to the holders.

        No single document relating to the issuance of preferred securities will provide for Occidental's full, irrevocable and unconditional guarantee of the preferred securities. Only the combined operation of Occidental's obligations under the applicable Preferred Securities Guarantee, Declaration, Subordinated Indenture and the subordinated debt securities has the effect of providing a full, irrevocable and unconditional guarantee of a trust's obligations under its preferred securities.

Status of the Preferred Securities Guarantees

        Each Preferred Securities Guarantee will be an unsecured obligation of Occidental and will rank:

  •
  subordinate and junior in right of payment to all of Occidental's other liabilities (except for those liabilities made equal or junior by their terms to any of Occidental's liabilities under the applicable Preferred Securities Guarantee);

  •
  equal with any guarantee that Occidental has issued, or will issue, in respect of the most senior preferred or preference stock that Occidental issues now or hereafter and with any guarantee that Occidental issues now or hereafter in respect of any preferred or preference stock of any of its affiliates; and

  •
  senior to Occidental's common stock.

        Each Declaration will require that the holder of preferred securities accept the subordination provisions and other terms of the Preferred Securities Guarantee. Each Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (in other words the holder of the guaranteed security may sue Occidental, or seek other remedies, to enforce its rights under the Preferred Securities Guarantee without first suing any other person or entity). A Preferred Securities Guarantee will not be discharged except by payment of the Preferred Securities Guarantee Payments in full to the extent not previously paid or upon distribution to the applicable preferred securities holders of the corresponding series of subordinated debt securities pursuant to the appropriate Declaration.

Amendments and Assignment

        Except with respect to any changes which do not adversely affect the rights of holders of a series of preferred securities in any material respect (in which case no consent of any holders will be required), a Preferred Securities Guarantee may be amended only with the prior approval of the holders of at least a majority in aggregate liquidation amount of the applicable preferred securities (excluding any preferred securities that Occidental or its affiliates hold). A description of the way to obtain any approval is described under "Description of the Preferred Securities—Voting Rights; Amendment of Declarations." All guarantees and agreements contained in a Preferred Securities Guarantee will be binding on Occidental's successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the applicable preferred securities.

Preferred Securities Guarantee Events of Default

        An event of default under a Preferred Securities Guarantee occurs if Occidental fails to make any of its required payments or perform its obligations under that Preferred Securities Guarantee, or Occidental fails to deliver the designated securities upon an appropriate election by the holder of related preferred securities to convert or exchange the preferred securities into the designated securities, if applicable.

        The holders of at least a majority in aggregate liquidation amount of the preferred securities relating to each Preferred Securities Guarantee (excluding any preferred securities that Occidental or any of its affiliates hold) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee relating to the applicable Preferred Securities Guarantee or to direct the exercise of any trust or power given to the Preferred Guarantee Trustee under that Preferred Securities Guarantee.

Information Concerning the Preferred Guarantee Trustees

        The Preferred Guarantee Trustee under a Preferred Securities Guarantee, other than during the occurrence and continuance of a default under that Preferred Securities Guarantee, will perform only the duties that are specifically described in that Preferred Securities Guarantee. After such a default, the Preferred Guarantee Trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a Preferred Guarantee Trustee is under no obligation to exercise any of its powers as described in the applicable Preferred Securities Guarantee at the request of any holder of covered preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

Termination of the Preferred Securities Guarantees

        Each Preferred Securities Guarantee will terminate once the applicable preferred securities are paid in full or upon distribution of the corresponding series of subordinated debt securities to the holders of those preferred securities. Each Preferred Securities Guarantee will continue to be effective or will be reinstated if at any time any holder of preferred securities issued by the applicable trust must restore payment of any sums paid under those preferred securities or such Preferred Securities Guarantee.

Governing Law

        The Preferred Securities Guarantees will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, TRUST PREFERRED SECURITIES
GUARANTEES AND SUBORDINATED DEBT SECURITIES HELD BY EACH TRUST

        Occidental will guarantee payments of distributions and redemption and liquidation payments due on each series of preferred securities (to the extent the applicable trust has funds available for the payments) to the extent described under "Description of Trust Preferred Securities Guarantees." No single document that Occidental executes in connection with the issuance of any series of preferred securities will provide for its full, irrevocable and unconditional guarantee of such preferred securities. Only the combined operation of Occidental's obligations under the applicable Preferred Securities Guarantee, Declaration, Subordinated Indenture and subordinated debt securities has the effect of providing a full, irrevocable and unconditional guarantee of a trust's obligations under its preferred securities.

        As long as Occidental makes payments of interest and other payments when due on the subordinated debt securities held by a trust, those payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the preferred securities issued by that trust, primarily because:

  •
  the aggregate principal amount of the subordinated debt securities will be equal to the sum of the aggregate liquidation amount of the preferred and common securities;

  •
  the interest rate and interest and other payment dates on the subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities;

  •
  Occidental shall pay for any and all costs, expenses and liabilities of each trust except the trust's obligations under its preferred securities (and Occidental has agreed to guarantee such payment); and

  •
  each Declaration provides that the related trust will not engage in any activity that is not consistent with the limited purposes of the trust.

        If and to the extent that Occidental does not make payments on those subordinated debt securities, the trust will not have funds available to make payments of distributions or other amounts due on its preferred securities. In those circumstances, you will not be able to rely upon the Preferred Securities Guarantee for payment of these amounts. Instead, you may directly sue Occidental or seek other remedies to collect your pro rata share of payments owed. If you sue Occidental to collect payment, then Occidental will assume your rights as a holder of preferred securities under such trust's Declaration to the extent Occidental makes a payment to you in any legal action.

        A holder of any preferred security may sue Occidental, or seek other remedies, to enforce its rights under the applicable Preferred Securities Guarantee without first suing the applicable Preferred Guarantee Trustee, the trust which issued the preferred security or any other person or entity.

PLAN OF DISTRIBUTION

        Occidental may sell the senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts or stock purchase units and a trust may sell its preferred securities being offered hereby in one or more of the following ways from time to time:

  •
  to underwriters for resale to the public or to institutional investors;

  •
  directly to institutional investors;

  •
  directly to agents;

  •
  through agents to the public or to institutional investors;

  •
  if indicated in the prospectus supplement, pursuant to delayed delivery contracts or by remarketing firms; or

  •
  through a combination of any of the previous methods of sale.

        The prospectus supplements and pricing supplements, if any, will set forth the terms of the offering of each series of securities, including the name or names of any underwriters or agents, the purchase price of the securities and the proceeds to Occidental or the applicable trust, as the case may be, from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

        If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market or varying prices determined at the time of sale.

        Unless otherwise set forth in a prospectus supplement or a pricing supplement, if any, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the series of securities, if any are purchased.

        In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

  •
  A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

  •
  A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

  •
  A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

        These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

        If a dealer is utilized in the sale of securities, Occidental will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

        Securities may also be offered and sold, if so indicated in the prospectus supplement or a pricing supplement, if any, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for Occidental. Any remarketing firm will be identified and the terms of its agreement, if any, with Occidental and its compensation will be described in the prospectus supplement or a pricing supplement, if any.

        Underwriters, agents, dealers and remarketing firms will be entitled under agreements entered into with Occidental and/or a trust to indemnification by Occidental and/or such trust against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, and to reimbursement by Occidental and/or such trust for certain expenses. Underwriters, agents, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for Occidental and its affiliates in the ordinary course of business.

        Each series of securities will be a new issue of securities and, other than the common stock, will have no established trading market. Any underwriters to whom Occidental or any trust sells securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange.

LEGAL OPINIONS

        The validity of the senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts, stock purchase units, preferred securities, preferred securities guarantees and certain matters relating thereto will be passed on for Occidental by Robert E. Sawyer, Esq., Associate General Counsel of Occidental, and by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California, and for any underwriters by Sidley Austin Brown & Wood LLP, Los Angeles, California. Mr. Sawyer beneficially owns, and has rights to acquire under employee stock options, an aggregate of less than 1 percent of the outstanding common stock of Occidental.

EXPERTS

        The consolidated financial statements and financial statement schedule of Occidental and its subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG's report on financial statements of Occidental and its subsidiaries refers to (i) a change in the method of accounting for inventories purchased from third parties, (ii) a change in the method of accounting for asset retirement obligations, (iii) a change in the method of accounting for the consolidation of variable interest entities, (iv) a change in the method of accounting for certain financial instruments with characteristics of both liabilities and equity, and (v) a change in the method of accounting for the impairment of goodwill and other intangibles. Ryder Scott Company, L.P., independent petroleum engineering consultants, reviewed Occidental's oil and gas estimation process, which review information is included in Occidental's Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference in this prospectus. Ryder Scott's review information is incorporated by reference herein in reliance upon the authority of said firm in such matters.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS SUPPLEMENT; PRICING SUPPLEMENTS
RISK FACTORS
DESCRIPTION OF THE NOTES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
TABLE OF CONTENTS
FORWARD-LOOKING STATEMENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
OCCIDENTAL
THE TRUSTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF SECURITIES
DESCRIPTION OF SENIOR DEBT SECURITIES
DESCRIPTION OF SUBORDINATED DEBT SECURITIES
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF WARRANTS
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
DESCRIPTION OF TRUST PREFERRED SECURITIES
DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES
RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, TRUST PREFERRED SECURITIES GUARANTEES AND SUBORDINATED DEBT SECURITIES HELD BY EACH TRUST
PLAN OF DISTRIBUTION
LEGAL OPINIONS
EXPERTS